                                                                   Exhibit 4.12


                             [U.S. CREDIT AGREEMENT]



================================================================================


                                CREDIT AGREEMENT

                          dated as of October 10, 2000

                                      among

                             FOREST OIL CORPORATION,

                            THE LENDERS PARTY HERETO,

                             BANK OF AMERICA, N.A.,
                           as U.S. Syndication Agent,

                                 CITIBANK, N.A.,
                          as U.S. Documentation Agent,

                                       and

                            THE CHASE MANHATTAN BANK,
                         as Global Administrative Agent

                                ----------------

                             CHASE SECURITIES INC.,
                     as Sole Book Manager and Lead Arranger

================================================================================

                                TABLE OF CONTENTS

ARTICLE I             Definitions.....................................................................1
         1.1.         Defined Terms...................................................................1
         1.2.         Classification of Loans and Borrowings.........................................27
         1.3.         Terms Generally................................................................27
         1.4.         Accounting Terms; GAAP.........................................................27
         1.5.         Designation and Conversion of Restricted and Unrestricted Subsidiaries.........28

ARTICLE II            The Credits....................................................................29
         2.1.         Commitments....................................................................29
         2.2.         Loans and Borrowings...........................................................29
         2.3.         Requests for Borrowings........................................................29
         2.4.         Letters of Credit..............................................................30
         2.5.         Funding of Borrowings..........................................................34
         2.6.         Interest Elections.............................................................35
         2.7.         Global Borrowing Base..........................................................36
         2.8.         Termination and Reduction of Commitments.......................................41
         2.9.         Repayment of Loans; Evidence of Debt...........................................42
         2.10.        Prepayment of Loans............................................................42
         2.11.        Fees...........................................................................45
         2.12.        Interest.......................................................................46
         2.13.        Alternate Rate of Interest.....................................................47
         2.14.        Illegality.....................................................................47
         2.15.        Increased Costs................................................................48
         2.16.        Break Funding Payments.........................................................49
         2.17.        Taxes..........................................................................50
         2.18.        Payments Generally; Pro Rata Treatment; Sharing of Set-offs....................51
         2.19.        Mitigation Obligations; Replacement of Lenders.................................53
         2.20.        Currency Conversion and Currency Indemnity.....................................54
         2.21.        Addition of Lenders and Increase in Commitments................................55

ARTICLE III           Representations and Warranties.................................................55
         3.1.         Organization; Powers...........................................................55
         3.2.         Authorization; Enforceability..................................................56
         3.3.         Approvals; No Conflicts........................................................56
         3.4.         Financial Condition; No Material Adverse Change................................56
         3.5.         Properties.....................................................................57
         3.6.         Litigation.....................................................................57
         3.7.         Compliance with Laws and Agreements............................................58
         3.8.         Investment and Holding Company Status..........................................58
         3.9.         Taxes..........................................................................58


         3.10.        ERISA..........................................................................58
         3.11.        Disclosure.....................................................................58
         3.12.        Subsidiaries...................................................................59
         3.13.        Insurance......................................................................59
         3.14.        Labor Matters..................................................................59
         3.15.        Priority; Security Matters.....................................................59
         3.16.        Environmental Matters..........................................................60
         3.17.        Solvency.......................................................................61
         3.18.        Use of Credit..................................................................61
         3.19.        Claims and Liabilities.........................................................61

ARTICLE IV            Conditions.....................................................................61
         4.1.         Effectiveness..................................................................61
         4.2.         Initial Loan...................................................................62
         4.3.         Each Credit Event..............................................................66

ARTICLE V             Affirmative Covenants..........................................................67
         5.1.         Financial Reporting; Ratings Change; Notices and Other Information.............67
         5.2.         Notice of Material Events......................................................69
         5.3.         Information Regarding Collateral...............................................71
         5.4.         Existence; Conduct of Business.................................................71
         5.5.         Payment of Obligations.........................................................71
         5.6.         Maintenance of Properties......................................................71
         5.7.         Insurance......................................................................71
         5.8.         Casualty and Condemnation......................................................72
         5.9.         Books and Records; Inspection and Audit Rights.................................72
         5.10.        Compliance with Laws...........................................................72
         5.11.        Use of Proceeds and Letters of Credit..........................................72
         5.12.        Additional Subsidiaries........................................................73
         5.13.        Unrestricted Subsidiaries......................................................73
         5.14.        Environmental Matters..........................................................73
         5.15.        Further Assurances.............................................................74

ARTICLE VI            Financial Covenants............................................................75
         6.1.         Ratio of Total Debt to EBITDA..................................................75
         6.2.         Ratio of Senior Debt to EBITDA.................................................75
         6.3.         Ratio of Present Value to Total Debt...........................................76
         6.4.         Ratio of Present Value to Senior Debt..........................................76

ARTICLE VII           Negative Covenants.............................................................76
         7.1.         Indebtedness; Certain Equity Securities........................................76
         7.2.         Liens..........................................................................78
         7.3.         Fundamental Changes............................................................79

         7.4.         Investments, Loans, Advances, Guaranties and Acquisitions......................80
         7.5.         Asset Sales....................................................................81
         7.6.         Sale and Leaseback Transactions................................................82
         7.7.         Hedging Agreements.............................................................82
         7.8.         Restricted Payments; Certain Payments of Indebtedness..........................83
         7.9.         Transactions with Affiliates...................................................84
         7.10.        Restrictive Agreements.........................................................84
         7.11.        Subordinated Indebtedness......................................................84
         7.12.        Special Covenants with Respect to Producers Marketing and 3189503..............85
         7.13.        No Action to Affect Security Documents.........................................85

ARTICLE VIII          Events of Default..............................................................85
         8.1.         Listing of Events of Default...................................................85
         8.2.         Action if Bankruptcy...........................................................87
         8.3.         Action if Other Event of Default...............................................88

ARTICLE IX            Agents.........................................................................88

ARTICLE X             Miscellaneous..................................................................90
         10.1.        Notices........................................................................90
         10.2.        Waivers; Amendments............................................................92
         10.3.        Expenses; Indemnity; Damage Waiver.............................................93
         10.4.        Successors and Assigns.........................................................95
         10.5.        Survival.......................................................................97
         10.6.        Counterparts; Effectiveness....................................................98
         10.7.        Severability...................................................................98
         10.8.        Right of Setoff................................................................98
         10.9.        GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.....................98
         10.10.       WAIVER OF JURY TRIAL...........................................................99
         10.11.       Headings......................................................................100
         10.12.       Confidentiality...............................................................100
         10.13.       Interest Rate Limitation......................................................100
         10.14.       Collateral Matters; Hedging Agreements........................................102
         10.15.       Arranger; U.S. Documentation Agent; U.S. Syndication Agent....................102
         10.16.       Intercreditor Agreement; Security Documents...................................102
         10.17.       Status as Senior Indebtedness.................................................102
         10.18.       NO ORAL AGREEMENTS............................................................103


                             EXHIBITS AND SCHEDULES

EXHIBITS:

Exhibit A-1             Form of Legal Opinion of Vinson & Elkins L.L.P.
Exhibit A-2             Form of Legal Opinion of Local Counsel
Exhibit B               Form of Lender Certificate
Exhibit C               Form of Compliance Certificate
Exhibit D               Form of Assignment and Acceptance
Exhibit E-1             Form of Borrowing Request
Exhibit E-2             Form of Interest Election Request
Exhibit F               Form of Guaranty
Exhibit G               Form of Pledge Agreement
Exhibit H               Form of Security Agreement
Exhibit I               Form of Mortgage
Exhibit J               Producers Marketing Hedging Policy


SCHEDULES:

Schedule 2.1            Commitments
Schedule 3.4            Contingent Liabilities; Long-Term Commitments;
                          Unrealized Losses
Schedule 3.6            Disclosed Matters
Schedule 3.9            Taxes
Schedule 3.12           Subsidiaries; Restricted Subsidiaries
Schedule 3.13           Insurance
Schedule 3.16           Environmental Matters
Schedule 7.1(a)         Existing Indebtedness
Schedule 7.1(a)(v)(A)   Existing Guarantees of Intercompany Indebtedness
Schedule 7.2            Existing Liens
Schedule 7.4            Existing Investments
Schedule 7.5            Anticipated Asset Sales
Schedule 7.10           Existing Restrictions

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of October 10, 2000, is among FOREST OIL CORPORATION, a New York corporation (the "Borrower"), the LENDERS party hereto, BANK OF AMERICA, N.A., as U.S. Syndication Agent, CITIBANK, N.A., as U.S. Documentation Agent, and THE CHASE MANHATTAN BANK, as Global Administrative Agent.

         The parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "ACQUISITION" means the acquisition by Borrower or one of its Subsidiaries of Force as a result of a merger effected pursuant to the terms and conditions of the Acquisition Documents.

         "ACQUISITION DOCUMENTS" means (i) the Merger Agreement, (ii) that certain Stockholders Agreement, dated as of July 10, 2000, among Borrower, Force and the other parties signatory thereto, (iii) that certain Shareholders Agreement, dated as of July 10, 2000, among Force and The Anschutz Corporation,
(iv) that certain Registration Rights Agreement, dated as of July 10, 2000, between Borrower and the Force stockholders listed therein, and (v) each other agreement, document or instrument executed in connection with the foregoing.

         "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Global Administrative Agent.

         "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "AGENTS" means each of the Global Administrative Agent, the U.S. Syndication Agent, the U.S. Documentation Agent, and the Technical Lenders.

         "AGREED CURRENCY" is defined in SECTION 2.20(a).

         "AGREEMENT" means this Credit Agreement, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "ALLOCATED CANADIAN BORROWING BASE" means from time to time the "Allocated Canadian Borrowing Base" as determined in accordance with SECTION 2.7(d)(ii).

         "ALLOCATED U.S. BORROWING BASE" means from time to time the "Allocated U.S. Borrowing Base" as determined in accordance with SECTION 2.7(d)(i).

         "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. If for any reason the Global Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Global Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

         "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Loan, such office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to the Global Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and/or issued and maintained.

         "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently set forth in the Register, giving effect to any assignments made in accordance with SECTION 10.4 or any increases or decreases in Commitments made in accordance with this Agreement.

         "APPLICABLE RATE" means, for any day and with respect to any Eurodollar Loans, any ABR Loans, any Unavailable Fees or any Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Loans", "ABR Loans" or "Commitment Fees & Unavailable Fees", as the case may be, based on the Applicable Rating Level on such date

====================================================================================================================
                                                                                                 COMMITMENT FEES &
 APPLICABLE RATING LEVEL:   RATIO OF TOTAL DEBT      EURODOLLAR LOANS          ABR LOANS         UNAVAILABLE FEES
                                 TO EBITDA           (IN BASIS POINTS)     (IN BASIS POINTS)     (IN BASIS POINTS)
--------------------------------------------------------------------------------------------------------------------
Level I                           2.0 > x                 87.5                    0.0                 25.0
                            2.0 < or = to x < 2.5        100.0                    0.0                 25.0
                              2.5 < or = to x            112.5                   12.5                 25.0
--------------------------------------------------------------------------------------------------------------------
Level II                          2.0 > x                112.5                   12.5                 37.5
                          2.0 < or = to x < 2.5          137.5                   37.5                 37.5
                             2.5 < or = to x             150.0                   50.0                 37.5
--------------------------------------------------------------------------------------------------------------------
Level III                         2.0 > x                125.0                   25.0                 37.5
                           2.0 < or = to x < 2.5         150.0                   50.0                 37.5
                              2.5 < or = to x            175.0                   75.0                 37.5

--------------------------------------------------------------------------------------------------------------------


As used in this definition, "x" means, at any time, the ratio of Total Debt to EBITDA calculated pursuant to SECTION 6.1.

         For purposes of the foregoing, any change in the Applicable Rate will occur automatically without prior notice upon any change in the Applicable Rating Level. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding anything in this definition to the contrary, at all times on or before December 31, 2000, the Applicable Rate for (i) Eurodollar Loans shall equal 150 basis points, (ii) ABR Loans shall equal 50 basis points, and (iii) Commitment Fees and Unavailable Fees shall equal 37.5 basis points.

         "APPLICABLE RATING LEVEL" means the level set forth below that corresponds to the lower Bank Credit Facility Rating issued from time to time by Moody's or S&P, as applicable, to Borrower:

        =========================================================================================
                                               MOODY'S                          S&P
        -----------------------------------------------------------------------------------------
        Level I                            Baa3 and higher                BBB- and higher
        -----------------------------------------------------------------------------------------
        Level II                                 Ba1                            BB+
        -----------------------------------------------------------------------------------------
        Level III                           Ba2 and lower                   BB and lower
        =========================================================================================


         For purposes of the foregoing, (a) if either Moody's or S&P shall not have in effect a Bank Credit Facility Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a Bank Credit Facility Rating of Level III; (b) if the Bank Credit Facility Ratings established or deemed to have been established by Moody's and S&P shall fall within different Levels, the applicable Level shall be based on the lower of the two Bank Credit Facility Ratings; and (c) if the Bank Credit Facility

Ratings established or deemed to have been established by Moody's and S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by Borrower to the Agents and the Lenders pursuant to SECTION 5.2(e) hereof or otherwise. Each change in the Applicable Rating Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change to the Applicable Rating Level. If the rating system of Moody's or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rating Level shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "APPROVED COUNTRY" means the United States, Canada or any other country determined to be an "Approved Country" by the Required Lenders.

         "APPROVED ENGINEER" means (a) Ryder Scott Company Petroleum Engineers, Netherland, Sewell & Associates, Inc. or Collarini Engineering, Inc. or (b) such other firm of independent petroleum engineers expert in the matters required to be performed in connection with the preparation and delivery of a Independent Reserve Report and reasonably satisfactory to the Technical Lenders.

         "ARRANGER" means Chase Securities Inc.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 10.4), and accepted by the Global Administrative Agent, in substantially the form of EXHIBIT D or any other form approved by the Global Administrative Agent.

         "AUTHORIZED OFFICER" means the Chairman, the President, any Vice President or the Treasurer of Borrower or any other officer of Borrower specified as such to the Global Administrative Agent in writing by any of the aforementioned officers of Borrower.

         "AVAILABILITY PERIOD" means the period from and including the Global Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

         "BANK CREDIT FACILITY RATING" means, on the date of determination, the ratings by S&P and Moody's of the senior credit facility of Borrower pursuant to this Agreement and the other Combined Loan Documents.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWER" has the meaning given to such term in the PREAMBLE.

         "BORROWING" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "BORROWING BASE PROPERTIES" means those Mortgaged Properties and those other Oil and Gas Properties owned by Borrower or its Restricted Subsidiaries that are given value in the determination of the then current Global Borrowing Base.

         "BORROWING BASE REQUIRED LENDERS" means, at any time, both the Global Administrative Agent and the Combined Lenders having Combined Credit Exposures and unused Combined Commitments representing more than 75% of the sum of the total Combined Credit Exposures and unused Combined Commitments at such time.

         "BORROWING REQUEST" means a request by Borrower for a Borrowing in accordance with SECTION 2.3, in substantially the form of EXHIBIT E-1 or any other form approved by the Global Administrative Agent.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and Toronto, Canada are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CANADIAN ADMINISTRATIVE AGENT" means The Chase Manhattan Bank of Canada, in its capacity as Canadian administrative agent for the lenders party to the Canadian Credit Agreement and any successor thereto.

         "CANADIAN BORROWERS" means Canadian Forest and each other subsidiary of Canadian Forest which becomes a "Borrower" (as defined in the Canadian Credit Agreement) under the Canadian Credit Agreement.

         "CANADIAN CREDIT AGREEMENT" means that certain Credit Agreement of even date herewith among the Canadian Borrowers, the Canadian Lenders, the Global Administrative Agent, the Canadian Administrative Agent, The Toronto-Dominion Bank, as Canadian documentation agent, and Bank of Montreal, as Canadian syndication agent, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "CANADIAN DOLLARS" or "C$" refers to lawful money of Canada.

         "CANADIAN FOREST" means Canadian Forest Oil Ltd, a corporation organized under the laws of the Province of Alberta, Canada.

         "CANADIAN LENDERS" means the financial institutions from time to time party to the Canadian Credit Agreement and their respective successors and permitted assigns.

         "CANADIAN LOAN DOCUMENTS" means the Canadian Credit Agreement, any guaranties, any security documents, any assignment agreements, and the agreement with respect to fees, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

         "CANADIAN OBLIGATIONS" means, at any time, the Equivalent Amount of the sum of (a) the "Credit Exposures" of the Canadian Lenders under the Canadian Loan Documents PLUS (b) all accrued and unpaid interest and fees owing to the Canadian Lenders under the Canadian Loan Documents PLUS (c) all other obligations (monetary or otherwise) of Canadian Borrowers or any of their Restricted Subsidiaries to any Canadian Lender or any of the "Agents" under the Canadian Credit Agreement, whether or not contingent, arising under or in connection with any of the Canadian Loan Documents.

         "CANADIAN SECURITY DOCUMENTS" means the "Security Documents" (as defined under the Canadian Credit Agreement).

         "CAPITAL LEASE OBLIGATIONS" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "CASUALTY EVENT" means any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property or asset of Borrower or any of its Restricted Subsidiaries having a fair market value in excess of U.S. $1,000,000 (or its equivalent in other currencies).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, ET. SEQ., as amended from time to time.

         "CERCLIS" means the Comprehensive Environmental Response and Liability Information System as provided for by 40 C.F.R. Section 300.5, as amended from time to time.

         "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of SECTION 2.15(b), by any Applicable Lending Office of such Lender or any Issuing Bank or by such Lender's or any Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" means any and all "Mortgaged Property" and "Collateral", as defined in all Security Documents.

         "COMBINED APPLICABLE PERCENTAGE" means, with respect to any Combined Lender, the percentage of the total Combined Commitments represented by such Combined Lender's Commitment or, with respect to Canadian Lenders, the "Commitment" of such Canadian Lender as defined in the Canadian Credit Agreement with amounts outstanding in Canadian Dollars being converted into an Equivalent Amount (calculated by the Global Administrative Agent) of U.S. Dollars solely for this purpose. If the Combined Commitments have terminated or expired, the Combined Applicable Percentages shall be determined based upon the Combined Commitments most recently in effect, after giving effect to any assignments made in accordance with the Combined Credit Agreements.

         "COMBINED COMMITMENTS" means, with respect to each Combined Lender, the commitment of such Combined Lender to make Loans (or in the case of Canadian Lenders, "Loans" (as defined in the Canadian Credit Agreement)), expressed as an amount representing the maximum aggregate amount of such Combined Lender's Credit Exposure (or in the case of Canadian Lenders, "Credit Exposure" (as defined in the Canadian Credit Agreement)) under the Combined Credit Agreements with amounts outstanding in Canadian Dollars being converted into an Equivalent Amount (calculated by the Global Administrative Agent) of U.S. Dollars solely for this purpose, as such commitment may be reduced, increased or terminated from time to time pursuant to the Combined Loan Documents. The initial amount of each Combined Lender's Commitment is set forth on SCHEDULE 2.1 to the applicable Combined Credit Agreement, or in a Assignment and Acceptance (as defined in this Agreement and the Canadian Credit Agreement) or pursuant to which such Combined Lender shall have assumed its Combined Commitment, as applicable. The initial aggregate amount of the Combined Lenders' Combined Commitments is U.S.$600,000,000.

         "COMBINED CREDIT AGREEMENTS" means this Agreement and the Canadian Credit Agreement.

         "COMBINED CREDIT EXPOSURES" means the Credit Exposures and the Equivalent Amount of the "Credit Exposures" (as defined in the Canadian Credit Agreement).

         "COMBINED LC EXPOSURE" means, at any time, the sum of the LC Exposure under this Agreement and the Equivalent Amount of the "LC Exposure" (as defined in the Canadian Credit Agreement) under the Canadian Credit Agreement. The Combined LC Exposure of any Combined Lender at any time shall be its Combined Applicable Percentage of the total Combined LC Exposure at such time.

         "COMBINED LENDERS" means the Lenders hereunder and the Canadian
Lenders.

         "COMBINED LOAN DOCUMENTS" means the Loan Documents and the Canadian Loan Documents.

         "COMBINED LOANS" means the loans made by the Combined Lenders to Borrower and Canadian Borrowers pursuant to the Combined Loan Documents.

         "COMBINED OBLIGATIONS" means the aggregate of the Obligations and the Canadian Obligations.

         "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to SECTION 2.8, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to SECTION 10.4, (c) increased from time to time pursuant to SECTION 2.21, and (d) terminated pursuant to SECTIONS 8.2 or 8.3. The initial amount of each Lender's Commitment is set forth on SCHEDULE 2.1, or in the Register following any Assignment and Acceptance to which such Lender is a party or the delivery of a Lender Certificate to which such Lender is a party. The initial aggregate amount of the Commitments of the Lenders is U.S.$500,000,000.

         "COMMITMENT FEE" is defined in SECTION 2.11(a).

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

         "CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

         "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "DEFICIENCY NOTIFICATION DATE" is defined in SECTION 2.7(f).

         "DISCLOSED MATTERS" is defined in SECTION 3.6(a).

         "DOLLARS" or "U.S. DOLLARS" or "U.S.$" refers to lawful money of the United States of America.

         "EBITDA" means, for any period, the consolidated net income of Borrower and its Restricted Subsidiaries for such period (excluding any extraordinary gains and losses from consolidated net income) before deduction for interest expense, depreciation, depletion expense, amortization expense, federal, provincial, territorial and state income taxes and other non-cash charges and expenses incurred by Borrower and its Restricted Subsidiaries.

         "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters (including without limitation the Environmental Protection Enhancement Act (Alberta) and the Canadian Environmental Protection Act).

         "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "EQUITY INTERESTS" means shares of the capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in Borrower or any Subsidiary or any warrants, options or other rights to acquire such interests.

         "EQUIVALENT AMOUNT" means as at any date the amount of Canadian Dollars into which an amount of U.S. Dollars may be converted, or the amount of U.S. Dollars into which an amount of Canadian Dollars may be converted, in either case at The Bank of Canada mid-point noon spot rate of exchange for such date in Toronto at approximately 12:00 noon, Toronto time on such date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the rules, regulations and interpretations thereunder, in each case as in effect from time to time.

         "ERISA AFFILIATE" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 (b) or 414 (c) of the Internal Revenue Code or Section 4001 of ERISA.

         "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any of its ERISA Affiliates of any Withdrawal Liability; or (g) the receipt by Borrower or any ERISA Affiliate of any notice concerning the determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "EVENT OF DEFAULT" has the meaning assigned to such term in SECTION
8.1.

         "EXCLUDED TAXES" means, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under SECTION 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new Applicable Lending Office) or is attributable to such Foreign Lender's failure to comply with SECTION 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to SECTION 2.17(a).

         "EXISTING CREDIT FACILITIES" means (i) that certain Fourth Amended and Restated Credit Agreement, dated as of March 4, 1999, among Borrower, the Canadian Borrowers, each of the subsidiaries of Borrower that becomes a guarantor pursuant to such agreement, the banks party thereto, The Chase Manhattan Bank, as U.S. administrative agent, Christiania Bank og Kreditkasse, Hibernia National Bank, and Societe Generale, Southwest Agency, as co-agents, and The Chase Manhattan Bank of Canada, as Canadian administrative agent, as amended by Amendment No. 1 dated as of June 24, 1999, and (ii) that certain Credit Agreement, dated as of February 15, 2000, among Force, the lenders party thereto, and ING (U.S.) Capital L.L.C., as agent.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Global Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FEE LETTER" means that certain Fee Letter dated as of July 17, 2000, by and among Borrower, the Global Administrative Agent and the Arranger, as such letter may be amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

         "FINANCING TRANSACTIONS" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

         "FORCE" means Forcenergy Inc., a Delaware corporation.

         "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FOREIGN SUBSIDIARY" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "GLOBAL ADMINISTRATIVE AGENT" means The Chase Manhattan Bank, in its capacity as global administrative agent for the Combined Lenders and its successors.

         "GLOBAL BORROWING BASE" means the "Global Borrowing Base" as determined from time to time pursuant to SECTION 2.7.

         "GLOBAL BORROWING BASE ALLOCATION NOTICE" is defined in SECTION 2.7(d)(iii).

         "GLOBAL BORROWING BASE DEFICIENCY" means the amount by which (a) the Combined Credit Exposures of all Combined Lenders under this Agreement and the Canadian Credit Agreement exceeds (b) the then current Global Borrowing Base.

         "GLOBAL BORROWING BASE DESIGNATION NOTICE" is defined in SECTION
2.7(b).

         "GLOBAL EFFECTIVE DATE" means a date agreed upon by Borrower and the Global Administrative Agent as the date on which the conditions specified in
SECTION 4.2 of each Combined Credit Agreement are satisfied (or waived in accordance with SECTION 10.2 of each Combined Credit Agreement).

         "GLOBAL EFFECTIVENESS NOTICE" means a notice and certificate of Borrower properly executed by an Authorized Officer of Borrower addressed to the Combined Lenders and delivered to the Global Administrative Agent whereby Borrower certifies satisfaction or waiver of all the conditions precedent to the effectiveness under SECTION 4.2 of each Combined Credit Agreement.

         "GOVERNMENTAL APPROVAL" means (a) any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with, any Governmental Authority.

         "GOVERNMENTAL AUTHORITY" means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GOVERNMENTAL RULE" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

         "GUARANTEE" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person or any production or revenues generated by (or any capital or other expenditures incurred in connection with the acquisition and exploitation of, exploration for, development of or production from) any Hydrocarbons, or a guarantee of the payment of dividends or other distributions upon the Equity Interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank, surety company or other financial institution or similar entity to issue a letter of credit, surety bond or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

         "GUARANTY" means a Guaranty, dated as of the Global Effective Date or otherwise delivered pursuant to the Loan Documents, made by a Restricted Subsidiary (other than a Foreign Subsidiary) of Borrower in favor of the Global Administrative Agent, substantially in the form of EXHIBIT F, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term "Guaranties" shall include each and every Guaranty executed and delivered by a Restricted Subsidiary (other than a Foreign Subsidiary) hereunder.

         "HAZARDOUS MATERIAL" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, and any petroleum, petroleum products or petroleum distillates and associated oil or natural gas exploration, production and development wastes that are not exempted or excluded from being defined as "hazardous substances", "hazardous materials", "hazardous wastes" and "toxic substances" under such Environmental Laws.

         "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement between Borrower or its Restricted Subsidiaries and any Person.

         "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

         "HEDGING POLICY" means that certain hedging policy of Producers Marketing and its Subsidiaries which is attached hereto as EXHIBIT J, as amended from time to time in accordance with SECTION 7.12 of this Agreement.

         "HIGHEST LAWFUL RATE" is defined in SECTION 10.13.

         "HYDROCARBON INTERESTS" means all rights, titles and interests in and to oil and gas leases, oil, gas and mineral leases, other Hydrocarbon leases, mineral interests; mineral servitudes, overriding royalty interests, royalty interests, net profits interests, production payment interests, and other similar interests.

         "HYDROCARBONS" means, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

         "INCREASED COMMITMENT AMOUNT" is defined in SECTION 2.21.

         "INDEBTEDNESS"of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of Property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (j) all obligations of such Person with respect to any arrangement, directly or indirectly, whereby such Person or its Subsidiaries shall sell or transfer any material asset, and whereby such Person or any of its Subsidiaries shall then or immediately thereafter rent or lease as lessee such asset or any part thereof,
(k) all recourse and support obligations of such Person or any of its Subsidiaries with respect to the sale or discount of any of its accounts receivable, (l) all obligations of such Person with respect to Production Payments sold by such Person or any prepayments for oil and gas production or other similar agreements, and (m) Net Liabilities of such Person under all Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

         "INDEMNITEE" is defined in SECTION 10.3(b).

         "INDEPENDENT RESERVE REPORT" is defined in SECTION 5.1(e).

         "INFORMATION" is defined in SECTION 10.12.

         "INITIAL RESERVE REPORT" means the Independent Reserve Report delivered to the Global Administrative Agent dated as of January 1, 2000, with respect to the Oil and Gas Properties of Borrower and its Restricted Subsidiaries, a true and correct copy of which has been delivered to the Global Administrative Agent and the Lenders.

         "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated as of even date herewith, by and among the Global Administrative Agent, the U.S. Documentation Agent, the U.S. Syndication Agent, the Canadian Administrative Agent, the Canadian Documentation Agent, the Canadian Syndication Agent, and the Combined Lenders, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

         "INTEREST ELECTION REQUEST" means a request by Borrower to convert or continue a Borrowing in accordance with SECTION 2.6, in substantially the form of EXHIBIT E-2 or any other form approved by the Global Administrative Agent.

         "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months' duration after the first day of such Interest Period.

         "INTEREST PERIOD" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day, or, with the consent of the Global Administrative Agent, such other day, in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as Borrower may elect; PROVIDED, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) no Interest Period may end later than the last day of the Availability Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "INTERNAL RESERVE REPORT" is defined in SECTION 5.1(e).

         "INVESTMENT" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business),
(c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person, or (d) the entering into of any Hedging Agreement.

         "ISSUING BANK" means any Lender in its capacity as the issuer of Letters of Credit hereunder, PROVIDED that, upon written notice to the Global Administrative Agent and Borrower, any Lender (other than The Chase Manhattan
Bank) may decline to act in the capacity of an Issuing Bank under this Agreement. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "JUDGMENT CURRENCY" is defined in SECTION 2.20(b).

         "LC DISBURSEMENT" means a payment made by any Issuing Bank pursuant to a Letter of Credit.

         "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "LENDER AFFILIATE" means, with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "LENDER CERTIFICATE" is defined in SECTION 2.21.

         "LENDERS" means the Persons listed on SCHEDULE 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or pursuant to SECTION 2.21, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

         "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Global Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of U.S.$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Global Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, collateral assignment or security interest in, on or of such asset, including, without limitation, encumbrances created by the posting of a Letter of Credit, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; PROVIDED, HOWEVER, that, with respect to any prohibitions of Liens on Property, the following transactions shall not be deemed to create a Lien to secure Indebtedness: (i) Production Payments and (ii) liens required by statute and created in favor of any Governmental Authority to secure partial, progress, advance, or other payments intended to be used primarily in connection with air or water pollution control.

         "LOAN DOCUMENT" means (a) this Agreement, the Security Documents, the Fee Letter, the Intercreditor Agreement, the Guaranties, the Hedging Agreements between Borrower or any of its Restricted Subsidiaries and any Lender or any Affiliate of a Lender, any Borrowing Request, any Interest Election Request, any Assignment and Acceptance, any election notice, any agreement with respect to fees described in SECTION 2.11, and (b) each other agreement, document or instrument delivered by Borrower or any other Person in connection with this Agreement, as such may be amended from time to time.

         "LOAN PARTIES" means Borrower, Force (if Force is not merged into Borrower on or before the Global Effective Date) and 3189503 and, after the date of this Agreement, any other Affiliate or Restricted Subsidiary of Borrower which executes a Loan Document for so long as such Loan Document is in effect.

         "LOAN VALUE" means the percentage of the Global Borrowing Base attributable to a particular Borrowing Base Property as determined by the Technical Lenders in their calculation of the Global Borrowing Base and set forth in the Global Borrowing Base.

         "LOANS" means the loans made by the Lenders to Borrower pursuant to this Agreement.

         "MARGIN STOCK" means "margin stock" within the meaning of Regulation U.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, Property, operations, prospects, or condition, financial or otherwise, of Borrower and its Subsidiaries (including Force) taken as a whole, (b) the ability of any Loan Party to perform any of its respective obligations under any Combined Loan Document to which it is a party, or (c) the rights of or benefits available to the Combined Lenders under any of the Combined Loan Documents, as the case may be.

         "MATURITY DATE" means October 10, 2005.

         "MERGER AGREEMENT" means that certain Agreement and Plan of Merger, dated as of July 10, 2000 by and between Borrower, Forest Acquisition I Corporation, and Force, as amended, supplemented, restated or otherwise modified from time to time.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE" means a Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing, dated as of the Global Effective Date or otherwise delivered pursuant to the Loan Documents, in substantially the form of EXHIBIT I, executed and delivered by Borrower or any Loan Party (other than Foreign Subsidiaries), as the case may be, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term "Mortgage" shall include each mortgage supplement after execution and delivery of such mortgage supplement. The term "Mortgages" shall include each and every Mortgage executed and delivered by each of Borrower and its Restricted Subsidiaries hereunder.

         "MORTGAGED PROPERTY" means, initially, each Oil and Gas Property on which a Lien has been granted pursuant to SECTION 4.2(G), and includes each other Oil and Gas Property with respect to which a Mortgage is granted pursuant to SECTIONS 5.12 or 5.15.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET LIABILITIES" means, with respect to any Person, the net mark-to-market value determined in accordance with GAAP.

         "NET PROCEEDS" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Borrower and its Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Borrower and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Borrower and its Subsidiaries, and (iv) the amount of any reserves established by Borrower and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of Borrower).

         "NEW YORK CITY" means New York, New York.

         "NON-RECOURSE DEBT" means any Indebtedness of any Unrestricted Subsidiary, in each case in respect of which (i) the holder or holders thereof
(a) shall have recourse only to, and shall have the right to require the obligations of such Unrestricted Subsidiary to be performed, satisfied, and paid only out of, the assets and Property of such Unrestricted Subsidiary and/or one or more of its Subsidiaries (but only to the extent that such Subsidiaries are Unrestricted Subsidiaries) and/or any other Person (other than Borrower and/or any Restricted Subsidiary), and (b) shall have no direct or indirect recourse (including by way of guaranty or indemnity) to Borrower or any Restricted Subsidiary or to any of the assets or Property of Borrower or any Restricted Subsidiary, whether for principal, interest, fees, expenses or otherwise and
(ii) the terms and conditions of such Indebtedness are in form and substance reasonably acceptable to the Technical Lenders.

         "OBLIGATIONS" means, at any time, the sum of (a) the Credit Exposures of the Lenders under the Loan Documents PLUS (b) all accrued and unpaid interest and fees owing to the Lenders under the Loan Documents PLUS (c) all Hedging Obligations in connection with all Hedging Agreements between Borrower or any of its Restricted Subsidiaries and any Lender or any Affiliate of a Lender PLUS (d) all other obligations (monetary or otherwise) of Borrower or any Restricted Subsidiary to any Lender or any Agent, whether or not contingent, arising under or in connection with any of the Loan Documents.

         "OIL AND GAS PROPERTIES" means the Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, profits a prendre, hereditaments, appurtenances and Properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "ORGANIC DOCUMENTS" means, relative to any Person, its articles of organization, formation or incorporation (or comparable document), its by-laws or operating agreement and all partnership agreements, limited liability company or operating agreements and similar arrangements applicable to ownership.

         "OTHER CURRENCY" is defined in SECTION 2.20(a).

         "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PARTICIPANT" is defined in SECTION 10.4(e).

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "PENSION PLAN" means a "pension plan," as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which Borrower or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "PERMITTED ENCUMBRANCES" means:

                  (a) Liens imposed by any Governmental Rule for Taxes that are not yet due or are being contested in compliance with SECTION 5.5;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with
         SECTION 5.5;

                  (c) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (d) pledges or deposits under worker's compensation, unemployment insurance and other social security or similar legislation made in the ordinary course of business;

                  (e) judgment Liens in respect of judgments that do not constitute an Event of Default under SECTION 8.1(h);

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by any Governmental Rule or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Borrower or any of its Restricted Subsidiaries; and

                  (g) Liens permitted by the Canadian Credit Agreement or any of the other Combined Loan Documents;

PROVIDED that the term "Permitted Encumbrances" shall not include any Lien securing (i) any Indebtedness for borrowed money or (ii) any Hedging Obligation.

         "PERMITTED HOLDERS" means The Anschutz Corporation and its Affiliates.

         "PERMITTED INVESTMENTS" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or Canada or any province thereof (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 90 days from the date of acquisition thereof;

                  (b) Investments in commercial paper (i) rated A-1, P-1, R-1 low or A-1 or better by S&P, Moody's, Dominion Bond Rating Service Limited or Canada Bond Rating Service, respectively, maturing not more than 90 days from the date of acquisition thereof or (ii) rated A-2 or better (but less than A-1) or P-2 or better (but less than P-1) by S&P or Moody's, respectively, maturing not more than 30 days from the date of acquisition thereof; and

                  (c) Investments in certificates of deposit, bankers' acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or Canada or any State or Province thereof which has a combined capital and surplus and undivided profits of not less than U.S.$500,000,000.

         "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGE AGREEMENT" means a Pledge Agreement, dated as of the Global Effective Date or otherwise delivered pursuant to the Loan Documents, substantially in the form of EXHIBIT G, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents. The term "Pledge Agreements" shall include each and every Pledge Agreement executed and delivered pursuant to the Loan Documents.

         "PREFERRED EQUITY INTEREST" means any Equity Interest that, by its terms (or the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event or circumstance either (i) matures, (ii) is redeemable (whether mandatorily or otherwise) at the option of the holder thereof for any consideration other than shares of common stock or
(iii) is convertible or exchangeable for Indebtedness or other Preferred Equity Interests, in each case, in whole or in part, prior to the date which is 91 days after the earlier of (a) the Maturity Date or (b) the date on which the Combined Obligations have been paid in full and the Combined Commitments have terminated and all Letters of Credit have expired or terminated.

         "PRESENT VALUE" means, at any time, the calculation of the present value of future cash flows based upon the then effective Reserve Report for Proven Reserves from Oil and Gas Properties located within an Approved Country utilizing a mathematical average of the customary discount rates and price decks of the Technical Lenders.

         "PRIME RATE" means the rate of interest per annum publicly announced from time to time by the Global Administrative Agent as its prime rate in effect at its principal office in New York City. Without notice to Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Global Administrative Agent may make commercial loans and other loans at rates of interest at, above or below the Prime Rate. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced.

         "PROCEEDS" means, with respect to any event, the cash proceeds received in respect of such event including any cash received in respect of any non-cash proceeds, but only as and when received.

         "PRODUCERS MARKETING" means Producers Marketing Ltd., a corporation organized under the laws of the Province of Alberta, Canada.

         "PRODUCTION PAYMENTS" means a production payment obligation (whether volumetric or dollar denominated) of Borrower or any of its Restricted Subsidiaries which are payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "PROVEN RESERVES" means collectively, "proved oil and gas reserves," "proved developed producing oil and gas reserves," "proved developed non-producing oil and gas reserves" (consisting of proved developed shut-in oil and gas reserves and proved developed behind pipe oil and gas reserves), and "proved undeveloped oil and gas reserves," as such terms are defined by the U.S. Securities and Exchange Commission in its standards and guidelines.

         "REFINANCED INDEBTEDNESS" has the meaning set forth in SECTION 7.1(a)(iii).

         "REFINANCING INDEBTEDNESS" has the meaning set forth in SECTION 7.1(a)(iii).

         "REGISTER" has the meaning set forth in SECTION 10.4(c).

         "REGULATION U" means any of Regulations U or X of the Board from time to time in effect and shall include any successor or other regulations or official interpretations of the Board or any successor Person relating to the extension of credit for the purpose of purchasing or carrying Margin Stock and which is applicable to member banks of the Federal Reserve System or any successor Person.

         "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "RELEASE" means a "release," as such term is defined in CERCLA.

         "REMEDIAL ACTION" means any action under Environmental Laws required to
(a) clean up, remove, treat, dispose of, abate, or in any other way address Hazardous Materials in the environment, (b) prevent the Release or threat of a Release or minimize the further Release of Hazardous Materials, or (c) investigate and determine if a remedial response is needed and to design such a response and any post-remedial investigation, monitoring, operation, and maintenance and care.

         "REQUIRED LENDERS" means Combined Lenders having in the aggregate greater than 50% of the aggregate total Combined Commitments under the Combined Loan Documents, or, if the Combined Commitments have been terminated, Combined Lenders holding greater than 50% of the aggregate unpaid principal amount of the outstanding Combined Credit Exposure under the Combined Loan Documents.

         "RESERVE REPORT" means the Initial Reserve Report and any other Independent Reserve Report or Internal Reserve Report delivered pursuant to
SECTION 2.7, in form and substance reasonably satisfactory to the Technical Lenders, prepared at the sole cost and expense of Borrower by an Approved Engineer or Borrower's petroleum engineers, as the case may be, which shall evaluate the Proven Reserves and probable reserves attributable to the Oil and Gas Properties owned directly by Borrower and/or its Restricted Subsidiaries, as of the immediately preceding January 1 or July 1. Each Reserve Report shall set forth volumes, projections of the future rate of production, Hydrocarbons prices, escalation rates, discount rate assumptions, and net proceeds of production, present value of the net proceeds of production, operating expenses and capital expenditures, in each case based upon updated economic assumptions reasonably acceptable to the Technical Lenders.

         "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, ET SEQ., as amended from time to time.

         "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other Property, real, personal or mixed) with respect to any Equity Interests in Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other Property, real, personal or mixed), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Borrower or any Restricted Subsidiary.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of Borrower that is not an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's and any successor thereto that is a nationally-recognized rating agency.

         "SECURITY AGREEMENT" means a Security Agreement, dated as of the Global Effective Date or otherwise delivered pursuant to the Loan Documents, between the Global Administrative Agent and Borrower or a Restricted Subsidiary (other than a Foreign Subsidiary) of Borrower, substantially in the form of EXHIBIT H, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term "Security Agreements" shall include each and every Security Agreement executed and delivered by Borrower or a Restricted Subsidiary.

         "SECURITY DOCUMENTS" means each of the Security Agreements, each of the Guaranties, each of the Mortgages, each of the Pledge Agreements, each of the Canadian Security Documents, and each other security agreement or other instrument or document executed and delivered pursuant to SECTION 5.12 or
SECTION 5.15 or pursuant to the Loan Documents to secure any of the Obligations.

         "SENIOR DEBT" means Total Debt LESS Subordinated Indebtedness.

         "SHARING PERCENTAGE" means, at any time:

         (a) for the Lenders, the percentage determined by dividing the Obligations by the Combined Obligations; and

         (b) for the Canadian Lenders, the percentage determined by dividing the Canadian Obligations by the Combined Obligations.

         "SOLVENT" means, with respect to any Person at any time, a condition under which (a) the fair saleable value of such Person's assets is, on the date of determination, greater than the total amount of such Person's liabilities (including contingent and unliquidated liabilities) at such time; and (b) such Person is able to pay all of its liabilities as such liabilities mature. For purposes of this definition (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability, (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value, and (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

         "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the applicable maximum reserve percentages (including any basic, marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Global Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency fundings and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBORDINATED DEBT" means any unsecured Indebtedness incurred or assumed after the date of this Agreement other than Refinancing Indebtedness of Borrower or its Restricted Subsidiaries and any Guarantees thereof which (a) is subordinated, either (i) upon terms and conditions substantially identical to the Subordinated Indebtedness - 10-1/2% Senior Subordinated Notes or (ii) otherwise, upon terms and conditions satisfactory to the Global Administrative Agent and the Required Lenders, in right of payment to the payment in full in cash of all Obligations (other than Hedging Obligations) and (b) either (i) contains terms and conditions not more onerous to Borrower and its Restricted Subsidiaries than those contained in the Subordinated Indebtedness - 10-1/2% Senior Subordinated Notes or (ii) otherwise, has terms (including interest, amortization, covenants and events of default), not more onerous to Borrower and its Restricted Subsidiaries than those contained in the Combined Loan Documents.

         "SUBORDINATED INDEBTEDNESS" means, collectively, (a) the Subordinated Indebtedness-8-3/4% Senior Subordinated Notes and the Subordinated Indebtedness-10-1/2% Senior Subordinated Notes and any Refinancing Indebtedness, and (b) any other Subordinated Debt of any of the Loan Parties.

         "SUBORDINATED INDEBTEDNESS DOCUMENTS" means the indentures or other agreements under which the Subordinated Indebtedness is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Indebtedness or providing for any Guarantee or other right in respect thereof.

         "SUBORDINATED INDEBTEDNESS-10-1/2% SENIOR SUBORDINATED NOTES" means the Indebtedness of Borrower evidenced by and in respect of Borrower's 10-1/2% Senior Subordinated Notes due 2006 issued pursuant to that certain Indenture dated as of February 5, 1999 between Borrower and State Street Bank and Trust Company, as trustee, and as the same shall, subject to SECTION 7.11, be modified and in effect from time to time, and any Guarantees thereof by any Restricted Subsidiaries of Borrower.

         "SUBORDINATED INDEBTEDNESS-8-3/4% SENIOR SUBORDINATED NOTES" means the Indebtedness of Canadian Forest evidenced by and in respect of 8-3/4% Senior Subordinated Notes of Canadian Forest due 2007 in an aggregate principal amount not to exceed U.S.$200,000,000 issued pursuant to that certain Indenture dated as of September 29, 1997 among Borrower, as guarantor, Canadian Forest, as issuer, and State Street Bank and Trust Company, as trustee, as amended by that certain Supplemental Indenture dated as of December 1, 1999, and as the same shall, subject to SECTION 7.11, be modified and in effect from time to time, and any Guarantees thereof by any Restricted Subsidiaries of Borrower.

         "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "SUBSIDIARY" means any subsidiary of Borrower.

         "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "3189503" means 3189503 Canada Ltd., a corporation organized under the federal laws of Canada.

         TECHNICAL LENDERS" means the Global Administrative Agent, Bank of America, N.A. and Citibank, N.A.

         "TOTAL DEBT" means all Indebtedness of Borrower and its Restricted Subsidiaries on a consolidated basis described under clauses (a), (b), (d), (e),
(f), (g), (h), (i), (k), (l) and (m) of the definition thereof.

         "TRANSACTIONS" means the Acquisition and the Financing Transactions

         "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "UCC SEARCHES" means central and local current financing statement searches from each state in which any Collateral or a Borrowing Base Property is located, and such other jurisdictions as the Global Administrative Agent may request, covering each Loan Party together with copies of all financing statements listed in such searches.

         "UNAVAILABLE FEE" is defined in SECTION 2.11(b).

         "UNITED STATES" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary of Borrower that is not a Restricted Subsidiary or which Borrower has designated in writing to the Global Administrative Agent to be an Unrestricted Subsidiary pursuant to SECTION
1.5. As of the date of this Agreement, the Unrestricted Subsidiaries are designated on SCHEDULE 3.12 as such.

         "UNUTILIZED COMMITMENT" means, at the time of determination, the amount by which (a) the amount of the Allocated U.S. Borrowing Base as then in effect at such time, PROVIDED that if the Applicable Rating Level is Level I or Level II, then the amount of the aggregate Commitments at such time, exceeds (b) the amount of the aggregate Credit Exposures of the Lenders at such time.

         "UPFRONT FEE" is defined in SECTION 2.11(d).

         "U.S. BORROWING BASE DEFICIENCY" means the amount by which (a) the aggregate Credit Exposures of the Lenders exceeds (b) the then current Allocated U.S. Borrowing Base.

         "U.S. DOCUMENTATION AGENT" means Citibank, N.A., in its capacity as U.S. documentation agent for the Lenders hereunder.

         "U.S. SYNDICATION AGENT" means Bank of America, N.A., in its capacity as U.S. syndication agent for the Lenders hereunder.

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (E.G., a "Eurodollar Loan" or "Eurodollar Borrowing").

         SECTION 1.3. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, provided such successors and assigns are permitted by the Loan Documents, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

         SECTION 1.4. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if Borrower notifies the Global Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of this Agreement in GAAP or in the application thereof on the operation of such provision (or if the Global Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

         SECTION 1.5. DESIGNATION AND CONVERSION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

         (a) Unless designated as an Unrestricted Subsidiary on SCHEDULE 3.12 as of the date of this Agreement or thereafter in writing to the Global Administrative Agent, any Person that becomes a Subsidiary of Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

         (b) Borrower may designate any Subsidiary (other than a Canadian Borrower or 3189503) (including a newly formed or newly acquired Subsidiary) as an Unrestricted Subsidiary if (i) after giving effect to such designation, no Default would exist as a result of a breach of SECTION 5.13 and (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value of Borrower's direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under SECTION 7.4(H). Except as provided in this SECTION 1.5(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

         (c) Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date); (ii) no Default would exist, and (iii) Borrower complies with the requirements of SECTIONS 5.12 and 5.15. Any such designation shall be treated as a cash dividend in an amount equal to the fair market value of Borrower's direct and indirect ownership interest in such Subsidiary for purposes of the limitation on Investments under SECTION 7.4(h).

         (d) If, during any period, a Subsidiary is redesignated as either "Restricted" or "Unrestricted", then for purposes of the calculation of EBITDA for such period, such Subsidiary shall be deemed to have been redesignated as of the first day of the relevant period; PROVIDED, HOWEVER, that for periods of calculation ending on or before September 30, 2001, any calculation undertaken pursuant to this Section shall be made using an EBITDA calculated on a pro forma basis (inclusive of any acquisitions, including the Acquisition, and/or divestitures, if any, made during the relevant calculation period and, if any such acquisition or divestiture has a value in excess of U.S.$5,000,000, as if such acquisition or divestiture had occurred on the first day of such period).

                                   ARTICLE II
                                   THE CREDITS

         SECTION 2.1. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans in U.S. Dollars to Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) the Credit Exposure of any Lender exceeding the Commitment of such Lender, or (b) the aggregate amount of the Credit Exposures of all Lenders exceeding (i) in the event the Applicable Rating Level is Level III, the lesser of (A) the aggregate amount of the Allocated U.S. Borrowing Base then in effect and (B) the aggregate amount of the Commitments of the Lenders or
(ii) in the event the Applicable Rating Level is Level I or II, the aggregate amount of the Commitments of the Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Loans.

         SECTION 2.2. LOANS AND BORROWINGS.

         (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Applicable Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Subject to SECTIONS 2.13 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.

         (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of U.S.$1,000,000 and not less than U.S.$2,000,000 (including any continuation or conversion of existing Loans made in connection therewith). At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of U.S.$1,000,000 and not less than U.S. $2,000,000 (including any continuation or conversion of existing Loans made in connection therewith); PROVIDED that an ABR Borrowing may be in an aggregate amount that is equal to the entire Unutilized Commitment, if less. Borrowings of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION II.3. REQUESTS FOR BORROWINGS. To request a Borrowing, Borrower shall notify the Global Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Global Administrative Agent of a written Borrowing Request executed by an Authorized Officer of Borrower, substantially in the form of EXHIBIT E-1 or otherwise in a form approved by the Global Administrative Agent. Each such telephonic and written Borrowing Request shall specify the following information in compliance with SECTION 2.2:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Global Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.4. LETTERS OF CREDIT.

         (a) GENERAL. Subject to the terms and conditions set forth herein, Borrower may request the issuance of Letters of Credit for its own account or the account of any Restricted Subsidiary, in a form reasonably acceptable to the Global Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to an Issuing Bank and the Global Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with PARAGRAPH (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed U.S.$25,000,000 and (ii) the total Credit Exposures shall not exceed the lesser of (x) the aggregate Commitments of the Lenders or (y) if the Applicable Rating Level is Level III, the Allocated U.S. Borrowing Base then in effect.

         (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Maturity Date.

         (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Global Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by Borrower on the date due as provided in PARAGRAPH (e) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) REIMBURSEMENT. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Global Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; PROVIDED that, unless such LC Disbursement is less than U.S.$1,000,000, Borrower may, subject to the conditions to Borrowing set forth herein, request in accordance with SECTION 2.3 that such payment be financed with a Borrowing in an equivalent amount and, to the extent so financed, Borrower's obligation to make such payment shall be discharged and replaced by the resulting Borrowing. If Borrower fails to make such payment when due, the Global Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Global Administrative Agent its Applicable Percentage of the payment then due from Borrower, in the same manner as provided in SECTION 2.5 with respect to Loans made by such Lender (and
SECTION 2.5 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Global Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Global Administrative Agent of any payment from Borrower pursuant to this paragraph, the Global Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.

         (f) OBLIGATIONS ABSOLUTE. Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein proving to be untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower's obligations hereunder. Neither the Agents, the Lenders or any Issuing Bank nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse such Issuing Bank from liability to Borrower to the extent of any direct or actual damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (g) DISBURSEMENT PROCEDURES. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of

Credit. Such Issuing Bank shall promptly notify the Global Administrative Agent and Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

         (h) INTERIM INTEREST. If an Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; PROVIDED that, if Borrower fails to reimburse such LC Disbursement within two (2) Business Days after such reimbursement is due pursuant to PARAGRAPH (e) of this Section, then SECTION 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to PARAGRAPH (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (i) [Intentionally omitted].

         (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Global Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in an account with the Global Administrative Agent, in the name of the Global Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in SECTION 8.1(g). Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by SECTION 2.10, and any such cash collateral so deposited and held by the Global Administrative Agent hereunder shall constitute part of the Global Borrowing Base for purposes of determining compliance with SECTION 2.10. Each such deposit shall be held by the Global Administrative Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement. The Global Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Global Administrative Agent and at Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Global Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC

Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three (3) Business Days after all Events of Default have been cured or waived. If Borrower is required to provide an amount of cash collateral hereunder pursuant to SECTION 2.10, such amount (to the extent not applied as aforesaid) shall be returned to Borrower as and to the extent that, after giving effect to such return, Borrower would remain in compliance with SECTION 2.10 and no Default shall have occurred and be continuing.

         SECTION 2.5. FUNDING OF BORROWINGS.

         (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Global Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Global Administrative Agent will make such Loans available to Borrower by promptly crediting the amounts so received, in like funds, to an account of Borrower maintained with the Global Administrative Agent in New York City; PROVIDED that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in
SECTION 2.4(e) shall be remitted by the Global Administrative Agent to the applicable Issuing Bank.

         (b) Unless the Global Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Global Administrative Agent such Lender's share of such Borrowing, the Global Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Global Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Global Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to the Global Administrative Agent, at (i) in the case of such Lender, the greater of (A) the Federal Funds Effective Rate or (B) a rate determined by the Global Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to Loans made in such Borrowing. If such Lender pays such amount to the Global Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.6. INTEREST ELECTIONS.

         (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request (or an ABR Borrowing if no Type is specified) and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or one month if no Interest Period is specified). Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest

Periods therefor, all as provided in this Section. Borrower may, subject to the requirements of SECTION 2.2(c), elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

         (b) To make an election pursuant to this Section, Borrower shall notify the Global Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under SECTION 2.3 if Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Global Administrative Agent of a written Interest Election Request executed by an Authorized Officer of Borrower, substantially in the form of EXHIBIT E-2 or otherwise in a form approved by the Global Administrative Agent.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with SECTION 2.2:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Global Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Global Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless the Indebtedness has been accelerated pursuant to SECTION 8.3, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.7. GLOBAL BORROWING BASE. This Section shall be applicable at any time when the Applicable Rating Level of Borrower is Level III; PROVIDED, HOWEVER, that this Section shall apply at all times prior to the delivery of the Reserve Report dated effective as of January 1, 2001, and PROVIDED FURTHER that, if at any time the Applicable Rating Level of Borrower declines to Level III, the Technical Lenders and the Borrowing Base Required Lenders shall promptly but in any event not less than five (5) Business Days thereafter initiate the procedure set forth herein to redetermine the Global Borrowing Base.

         (a) INITIAL GLOBAL BORROWING BASE. Subject to SECTION 2.7(g), during the period from the date hereof to the date of the first redetermination of the Global Borrowing Base pursuant to the provisions of this Section, the initial amount of the Global Borrowing Base has been determined by the Technical Lenders and acknowledged by Borrower and its Restricted Subsidiaries (including the Canadian Borrowers) and agreed to by the Combined Lenders to be U.S.$500,000,000. The Loan Value of the Borrowing Base Properties has been determined by the Technical Lenders and acknowledged by Borrower and its Restricted Subsidiaries (including the Canadian Borrowers) and agreed to by the Combined Lenders.

         (b) ANNUAL SCHEDULED DETERMINATIONS OF THE GLOBAL BORROWING BASE. Promptly after January 1 of each calendar year (commencing January 1, 2001), and in any event prior to May 1 of each calendar year, Borrower shall furnish to the Technical Lenders and the Combined Lenders a report in form and substance reasonably satisfactory to the Technical Lenders, prepared by an Approved Engineer, which report shall evaluate as of January 1 of such calendar year the Proven Reserves attributable to the Oil and Gas Properties which Borrower wishes to include in the Global Borrowing Base and a projection of the rate of production and net operating income with respect thereto, as of such date, together with additional data concerning pricing, hedging, operating costs and quantities of production, and other information and engineering and geological data as any Technical Lender or any Combined Lender may reasonably request. Within 30 days after receipt of such report and information, the Technical Lenders shall make an initial determination of the amount of credit to be made available to Borrower hereunder, and the associated Loan Value of the Borrowing Base Properties included therein, and upon such initial determination shall promptly notify the Global Administrative Agent who on behalf of the Technical Lenders shall promptly notify the Combined Lenders in writing of the Technical Lenders' initial determination of the Global Borrowing Base. The Technical Lenders shall make such determination in accordance with each such Technical Lender's customary practices and standards for oil and gas loans and in the exercise of their respective sole discretion. If all of the Technical Lenders cannot agree on the appropriate amount for the redetermined Global Borrowing Base, and the associated Loan Value of the Borrowing Base Properties, then the amount shall be the highest amount on which all of the Technical Lenders can agree, it being understood that a Technical Lender is deemed to have agreed to any and all amounts that are lower than the amount actually determined by such Technical Lender to be the appropriate value of the Global Borrowing Base. Within 15 days following their receipt of the proposed amount for the redetermined Global Borrowing Base, the Borrowing Base Required Lenders shall approve or reject the Technical Lenders' initial determination of the Global Borrowing Base by written notice to the Global Administrative Agent; PROVIDED, HOWEVER that failure by any Combined Lender to reject in writing the Technical Lenders' determination of the Global Borrowing Base within said 15 day period shall be deemed an acceptance of such determination by such Combined Lender. If the Borrowing Base Required Lenders fail to approve any such determination of the Global Borrowing Base made by the Technical Lenders hereunder, then the Global Administrative Agent shall poll the Combined Lenders and the Global Borrowing Base, and the associated Loan Value of the Borrowing Base Properties, shall be set at the highest amount on which the Borrowing Base Required Lenders can agree, it being understood that a Combined Lender is deemed to have agreed to any and all amounts that are lower than the amount actually determined by such Combined Lender to be the appropriate value of the Global Borrowing Base. Upon approval or deemed approval by the Borrowing Base Required Lenders of the Global Borrowing Base, the Global Administrative Agent upon notice thereof shall, by written notice to Borrower, the Agents and the Combined Lenders, designate the new Global Borrowing Base, and the associated Loan Value of the Borrowing Base Properties, available to Borrower and the Canadian Borrowers (each such notice in this SECTION 2.7(b) or 2.7(c) below, herein a "GLOBAL BORROWING BASE DESIGNATION NOTICE"). Upon receipt of such Global Borrowing Base Designation Notice, Borrower shall designate the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base to the Global Administrative Agent in accordance with SECTION 2.7(d).

         (c) SEMI-ANNUAL SCHEDULED DETERMINATION OF THE GLOBAL BORROWING BASE. In addition, promptly after July 1 of each calendar year (commencing July 1, 2001 which will result in the first scheduled Global Borrowing Base redetermination), and in any event prior to October 1st of each calendar year, Borrower will make available for review by the Technical Lenders a report in form and substance reasonably satisfactory to the Technical Lenders, prepared by Borrower's internal petroleum engineers, which report shall evaluate as of July 1 of such calendar year the Proven Reserves attributable to the Oil and Gas Properties which Borrower wishes to include in the Global Borrowing Base and a projection of the rate of production and net operating income with respect thereto, as of such date, together with additional data concerning pricing, hedging, operating costs, and quantities of production, and other information and engineering and geological data as any Technical Lender or any Combined Lender may reasonably request. The Technical Lenders and the Borrowing Base Required Lenders shall approve and designate the new Global Borrowing Base, and the associated Loan Value of the Borrowing Base Properties, in accordance with the procedures and standards described in SECTION 2.7(b) and Borrower shall provide a Global Borrowing Base Allocation Notice to the Global Administrative Agent in accordance with SECTION 2.7(d).

         (d) ALLOCATION OF THE GLOBAL BORROWING BASE. The Global Borrowing Base shall be comprised of the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base, and allocations between the Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base shall be made in accordance with this
SECTION 2.7(d).

                  (i) The "ALLOCATED U.S. BORROWING BASE" means, as of any date, the amount in U.S. Dollars designated or determined as such from time to time (A) by Borrower pursuant to a Global Borrowing Base Allocation Notice delivered in accordance with SECTION 2.7(d)(iii) or (iv) of this Agreement or (B) in accordance with the other provisions of this Agreement. The Allocated U.S. Borrowing Base shall represent the maximum amount of credit in the form of Loans and Letters of Credit (subject to the aggregate Commitments and subject to the other provisions thereof) that the Lenders will extend to Borrower at any one time prior to the Maturity Date. Subject to SECTION 2.7(g), on the date of this Agreement, the initial Allocated U.S. Borrowing Base shall be U.S.$450,000,000; PROVIDED, HOWEVER, that in the event that Borrower or any of its Restricted Subsidiaries incurs Subordinated Debt prior to initial Borrowing, the Global Borrowing Base and the initial Allocated U.S. Borrowing Base will be reduced by 50% of the Proceeds from the issuance of such Subordinated Debt.

                  (ii) The "ALLOCATED CANADIAN BORROWING BASE" means, as of any date, the Equivalent Amount designated as such from time to time (a) by Borrower pursuant to a Global Borrowing Base Allocation Notice delivered in accordance with SECTION 2.7(d)(iii) or (iv) of this Agreement or (B) in accordance with the other provisions of this Agreement. The Allocated Canadian Borrowing Base shall represent the maximum amount of credit in the form of "Loans", "Letters of Credit" and "Bankers' Acceptances" in each case as defined in the Canadian Credit Agreement (subject to the aggregate "Commitments" as defined in the Canadian Credit Agreement and subject to the other provisions thereof) that the Canadian Lenders will extend to the Canadian Borrowers at any one time prior to the "Maturity Date" as defined in the Canadian Credit Agreement. On the date of this Agreement, the initial Allocated Canadian Borrowing Base shall be U.S.$50,000,000.

                  (iii) Upon receipt of the Global Borrowing Base Designation Notice, Borrower shall specify within ten (10) days of its receipt thereof the allocation of the Global Borrowing Base between the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base by providing a written notice to the Global Administrative Agent of such allocation (each such notice herein a "GLOBAL BORROWING BASE ALLOCATION NOTICE"); PROVIDED that the sum of the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base shall at all times be equal to the Global Borrowing Base. In the event that Borrower fails to provide the Global Administrative Agent with a Global Borrowing Base Allocation Notice within the period required by this
         SECTION 2.7(d)(iii), the Global Borrowing Base will be allocated in same proportion as existed prior to such redetermination. Promptly upon the allocation of the Global Borrowing Base between the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base in accordance with the procedures set forth above, the Global Administrative Agent shall provide a written notice to the Combined Lenders and Borrower, which written notice shall set forth the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base to be in effect. Any designation of the Allocated U.S. Borrowing Base or the Allocated Canadian Borrowing Base effected pursuant to this
         SECTION 2.7(d)(iii) in connection with a determination or redetermination of the Global Borrowing Base shall be effective as of the date of the Global Borrowing Base Designation Notice.

                  (iv) Borrower shall have the right to request the Combined Lenders to increase the Allocated U.S. Borrowing Base and decrease the Allocated Canadian Borrowing Base, or to increase the Allocated Canadian Borrowing Base and decrease the Allocated U.S. Borrowing Base, by providing a written notice to the Global Administrative Agent and the Combined Lenders; PROVIDED that Borrower may change the Allocated U.S. Borrowing Base and/or the Allocated Canadian Borrowing Base only one (1) time during any fiscal quarter unless necessary to cure any deficiency as contemplated by SECTION 2.10(b). In connection with such increase or decrease, each Combined Lender shall have its share of the Allocated U.S. Borrowing Base or the Allocated Canadian Borrowing Base, as applicable, increased or decreased, as the case may be, by an amount in proportion to its Applicable Percentage (as defined herein, in the case of a Lender, and as defined in the Canadian Credit Agreement, in the case of a Canadian Lender). The revised Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base shall become effective upon the delivery by the Global Administrative Agent to Borrower, the Agents and the Combined Lenders of written notice thereof.

         (e) DISCRETIONARY DETERMINATION OF THE GLOBAL BORROWING BASE. Each of Borrower and the Technical Lenders, at the request of the Borrowing Base Required Lenders, shall have the right to redetermine the Global Borrowing Base in their sole discretion at any time and from time to time but not more often than one (1) time during any calendar year. If either Borrower or the Borrowing Base Required Lenders shall elect to make a discretionary redetermination of the Global Borrowing Base pursuant to the provisions of this SECTION 2.7(e), Borrower shall within 30 days of receipt of a request therefor from the Global Administrative Agent or any Technical Lender, deliver to the Global Administrative Agent and the Technical Lenders such updated engineering, production, operating and other data as the Global Administrative Agent, any Technical Lender or any other Combined Lender may reasonably request. The Technical Lenders and the Borrowing Base Required Lenders shall approve and designate the new Global Borrowing Base in accordance with the procedures and standards described in SECTION 2.7(b) and Borrower shall provide a Global Borrowing Base Allocation Notice to the Global Administrative Agent in accordance with SECTION 2.7(d)(iii); PROVIDED that in the event that Borrower fails to provide such Global Borrowing Base Allocation Notice, the Global Borrowing Base shall be allocated between the Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base in accordance with SECTION 2.7(d)(iii).


         (f) GENERAL PROVISIONS WITH RESPECT TO THE GLOBAL BORROWING BASE. The determination of the Global Borrowing Base shall be made by the Technical Lenders and the Borrowing Base

Required Lenders, taking into consideration the estimated value of the Oil and Gas Properties owned by Borrower and its Restricted Subsidiaries as reflected in the most recent Reserve Report delivered hereunder and any other relevant information obtained by or delivered to the Global Administrative Agent, the Technical Lenders or any other Combined Lender, all in accordance with the other provisions of this SECTION 2.7 in accordance with their customary practices for oil and gas loans as in effect from time to time. It is understood by the parties hereto that the Combined Lenders shall have no commitment or obligation whatsoever to increase the Global Borrowing Base to any amount in excess of U.S.$500,000,000, and nothing herein contained shall be construed to be a commitment by the Combined Lenders to so increase the Global Borrowing Base. The Global Borrowing Base may be redetermined pursuant to SECTION 2.7(b) (annual),
SECTION 2.7(c) (semi-annual) and SECTION 2.7(e) (discretionary) and may be adjusted from time to time to give effect to issuances of Subordinated Debt under SECTION 2.7(g), the occurrence of Casualty Events under SECTION 2.7(h), and asset dispositions under SECTION 2.7(i). In connection with any redetermination or adjustment pursuant to any of the foregoing, if the Global Administrative Agent determines that either a Global Borrowing Base Deficiency or a U.S. Borrowing Base Deficiency exists, the Global Administrative Agent shall give written notice thereof to Borrower and the date such notice is received shall be the "DEFICIENCY NOTIFICATION Date".

         (g) During any period when the Applicable Rating Level is III, in the event that Borrower or any of its Restricted Subsidiaries incurs any Subordinated Debt, then each of the Global Borrowing Base and the Allocated U.S. Borrowing Base shall be reduced immediately by an amount equal to 50% of the stated principal amount of such Subordinated Debt.

         (h) During any period when the Applicable Rating Level is Level III, in the event that a Casualty Event has occurred related to any Borrowing Base Property, to the extent that the Net Proceeds received by Borrower or any of its Restricted Subsidiaries with respect to such Casualty Event have not been applied or budgeted to be applied to repair, restore or replace the Property affected by such Casualty Event within 30 days after the occurrence thereof, the Technical Lenders, at the request of the Borrowing Base Required Lenders, shall have the right to reduce the Global Borrowing Base in their sole discretion based on their review of such Casualty Event; PROVIDED that the Global Borrowing Base shall not be reduced by an amount greater than 100% of such Net Proceeds. Upon obtaining notice thereof from the Technical Lenders, the Global Administrative Agent shall provide notice to Borrower and the Combined Lenders and the other Agents of the reduction in the Global Borrowing Base resulting from such Casualty Event, which reduction shall be effective as of the date of such notice. Any such reduction in the Global Borrowing Base shall result in a corresponding reduction in the Allocated U.S. Borrowing Base (to the extent that the Property which is the subject of such Casualty Event is located in the United States) or in the Allocated Canadian Borrowing Base (to the extent that the Property which is the subject of such Casualty Event is located in Canada).

         (i) During any period when the Applicable Rating Level is Level III, in the event that Borrower sells, transfers or otherwise disposes in one or more transactions any Property pursuant to SECTION 7.5(g) if the aggregate fair market value of all such Property so sold, transferred or otherwise disposed of during the period since the most recent redetermination of the Global Borrowing Base shall exceed 10% of the amount of the then current Global Borrowing Base, then the Global Borrowing Base shall be reduced by an amount equal to the value assigned to such Property in the most recently prepared Reserve Report (or if no such value was assigned, by an amount to be agreed upon by Borrower and the Technical Lenders, acting reasonably). Upon obtaining notice thereof from the Technical Lenders, the Global Administrative Agent shall provide notice to Borrower and the Combined Lenders and the other Agents of the reduction in the Global Borrowing Base resulting from such disposition, which reduction shall be effective as of the date of such notice. Any such reduction in the Global Borrowing Base shall result in a corresponding reduction in the Allocated U.S. Borrowing Base (to the extent that the Property so sold, transferred or otherwise disposed of is located in the United States) or in the Allocated Canadian Borrowing Base (to the extent that the Property so sold, transferred or otherwise disposed of is located in Canada).

         SECTION 2.8. TERMINATION AND REDUCTION OF COMMITMENTS.

         (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

         (b) Borrower may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of U.S.$1,000,000 and not less than U.S.$5,000,000 and (ii) Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with SECTION 2.10, the sum of the Credit Exposures would exceed the aggregate Commitments of the Lenders.

         (c) Borrower shall notify the Global Administrative Agent of any election to terminate or reduce the Commitments under PARAGRAPH (b) of this Section at least two (2) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Global Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to the Global Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Subject to the rights of Borrower under SECTION 2.21, any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their Applicable Percentage of the Commitments.

         SECTION 2.9. REPAYMENT OF LOANS; EVIDENCE OF DEBT.

         (a) Borrower hereby unconditionally promises to pay to the Global Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan and Borrowing of such Lender on the Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Global Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by the Global Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to PARAGRAPHS
(b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Global Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans made by it be evidenced by one or more promissory notes. In such event, Borrower shall prepare, execute and deliver to such Lender promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns and in a form approved by the Global Administrative Agent). Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to SECTION 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.10. PREPAYMENT OF LOANS.

         (a) Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

         (b) If, (i) during any period when the Applicable Rating Level is Level III, either the Global Borrowing Base or the Allocated U.S. Borrowing Base is
(A) redetermined under SECTION 2.7, (b) reduced as the result of an issuance of Subordinated Debt under SECTION 2.7(g), (c) reduced as the result of a Casualty Event under SECTION 2.7(h), or (d) reduced as the result of an asset disposition under SECTION 2.7(i), (e) reallocated pursuant to SECTION 2.7(d), or (f) reduced pursuant to any other provision of this Agreement, and (ii) as a result thereof, either a Global Borrowing Base Deficiency or a U.S. Borrowing Base Deficiency occurs, then Borrower shall take the following actions:

         (1) in the case of a Global Borrowing Base Deficiency resulting from a redetermination or reduction of the Global Borrowing Base, prepay, or cause to be prepaid, Combined Loans in an aggregate principal amount equal to such deficiency, together with interest on the principal amount paid accrued to the date of such prepayment and, if after prepaying all of the Combined Loans a Global Borrowing Base Deficiency remains as a result of an LC Exposure, pay to the Global Administrative Agent an amount equal to such remaining Global Borrowing Base Deficiency to be held as cash collateral as provided in
                  SECTION 2.4(j); PROVIDED that Borrower shall be obligated to make (or cause to be made) such prepayment and/or deposit of cash collateral within 180 days following the Deficiency Notification Date with respect to such deficiency, and PROVIDED FURTHER that within 90 days following the Deficiency Notification Date, Borrower shall have prepaid (or caused to be prepaid), or deposited cash in an amount equal to, one-half of such Global Borrowing Base Deficiency;

         (2) in the case of a U.S. Borrowing Base Deficiency resulting from a redetermination or reduction of the Global Borrowing Base, take the action described under clause (1) above (except that prepayments shall be made in respect of Loans made pursuant to this Agreement);

         (3) in the case of a either a Global Borrowing Base Deficiency or a U.S. Borrowing Base Deficiency resulting from an incurrence of Subordinated Debt pursuant to SECTION 2.7(g), utilize the proceeds of such Subordinated Debt to take the action required under clause (1) above (except that prepayments shall first be made in respect of Loans made pursuant to this Agreement); PROVIDED that if a prepayment or deposit is required under this clause (3), then Borrower shall be obligated to make (or cause to be made) such prepayment and/or deposit of cash collateral on the Business Day immediately following the incurrence of such Subordinated Debt;

         (4) in the case of a either a Global Borrowing Base Deficiency or a U.S. Borrowing Base Deficiency resulting from a Casualty Event pursuant to SECTION 2.7(h), utilize the Net Proceeds of such Casualty Event to take the action described under clause
                  (1) above (except that prepayments shall first be made in respect of Loans made pursuant to this Agreement); PROVIDED that if a prepayment or deposit is required under this clause
                  (4), then Borrower shall be obligated to make (or cause to be made) such prepayment and/or deposit of cash collateral on the Business Day immediately following the Deficiency Notification Date with respect to such deficiency;

         (5) in the case of a either a Global Borrowing Base Deficiency or a U.S. Borrowing Base Deficiency resulting from an asset disposition pursuant to SECTION 2.7(i), utilize the Net Proceeds of such asset disposition to take the action described under clause (1) above (except that prepayments shall first be made in respect of Loans made pursuant to this Agreement); PROVIDED that if a prepayment or deposit is required under this clause (5), then Borrower shall be obligated to make (or cause to be made) such prepayment and/or deposit of cash collateral on the Business Day immediately following the receipt by Borrower or a Restricted Subsidiary of any Net Proceeds from such asset disposition;

         (6) in the case of a U.S. Borrowing Base Deficiency resulting from a reallocation of the Global Borrowing Base pursuant to
                  SECTION 2.7(d), prepay Loans in an aggregate principal amount equal to such deficiency, together with interest on the principal amount paid accrued to the date of such prepayment, and if a U.S. Borrowing Base Deficiency remains after prepaying all of the Loans as a result of an LC Exposure, pay to the Global Administrative Agent an amount equal to such remaining U.S. Borrowing Base Deficiency to be held as cash collateral as provided in SECTION 2.4(j); it being understood that Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the effective date of such reallocation; and

         (7) notwithstanding anything in this SECTION 2.10 to the contrary, in the event that a U.S. Borrowing Base Deficiency exists at a time when no Global Borrowing Base Deficiency exists, then, to the extent that such action would cure (in whole or in part) such U.S. Borrowing Base Deficiency, Borrower may reallocate the Global Borrowing Base between the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base by providing the Global Administrative Agent with its election to do so (which election will designate the relevant reallocations) on the Business Day on which such U.S. Borrowing Base Deficiency occurs; provided, however, that no reallocation shall be permitted to the extent such reallocation would cause the "Credit Exposures" of the Canadian Lenders under the Canadian Credit Agreement to be greater than the lesser of the aggregate "Commitments" thereunder and the Allocated Canadian Borrowing Base.

         (c) Borrower shall notify the Global Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, two Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid (which amount shall be in a minimum principal amount of U.S.$2,000,000 and in U.S.$1,000,000 increments in excess thereof); PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by SECTION 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with SECTION 2.8. Promptly following receipt of any such notice relating to a Borrowing, the Global Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in SECTION 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by SECTION 2.12 and by any other amounts then due under this Agreement (including all amounts due under SECTION 2.16).

         SECTION 2.11. FEES.

         (a) Borrower agrees to pay to the Global Administrative Agent for the account of each Lender a commitment fee (the "COMMITMENT FEE"), which shall accrue at the Applicable Rate on the daily amount equal to the Applicable Percentage of such Lender of the Unutilized Commitment during the period from and including the Global Effective Date to but excluding the date on which the Commitments terminate. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date of this Agreement; PROVIDED that any Commitment Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) Borrower agrees to pay to the Global Administrative Agent for the account of each Lender an unavailable fee (the "UNAVAILABLE FEE"), which shall accrue at the Applicable Rate on the daily amount equal to the Applicable Percentage of such Lender of the Unutilized Commitment during the period from and including the date of this Agreement to but excluding the Global Effective Date. Accrued Unavailable Fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date of this Agreement. All Unavailable Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (c) Borrower agrees to pay (i) to the Global Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Loans on the average daily amount of such Lender's Applicable Percentage of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which the Commitments terminate and the date on which the Lenders cease to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee equal to the greater of (i) U.S.$500 and (ii) the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the administration, issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable in arrears on the last day of each March, June, September and December of each year, commencing on the first such date to occur after the date of this Agreement; PROVIDED that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (d) Borrower agrees to pay to the Global Administrative Agent, for its own account and for the account of each Lender, as applicable, fees, including, without limitation, an upfront fee (the "UPFRONT FEE"), in the amounts and at the times separately agreed upon between Borrower and the Global Administrative Agent, including, without limitation, the amounts agreed upon between Borrower and the Global Administrative Agent in the Fee Letter.

         (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Global Administrative Agent (or the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees, Unavailable Fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

         SECTION 2.12. INTEREST.

         (a) Subject to SECTION 10.13, the Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate for ABR Loans.

         (b) Subject to SECTION 10.13, the Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for Eurodollar Loans.

         (c) Notwithstanding the foregoing, but subject to SECTION 10.13, if any principal of or interest on any Loan or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph
(a) of this Section.

         (d) Subject to SECTION 10.13, accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand of the Global Administrative Agent or the Required Lenders (through the Global Administrative Agent), (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (e) Subject to SECTION 10.13, all interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate,

Adjusted LIBO Rate or LIBO Rate shall be determined by the Global Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.13. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Global Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period;

         (b) the Global Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

         (c) the Global Administrative Agent determines in good faith (which determination shall be conclusive) that by reason of circumstances affecting the interbank dollar market generally, deposits in U.S. Dollars in the London interbank dollar market are not being offered for the applicable Interest Period and in an amount equal to the amount of the Eurodollar Loan requested by Borrower, then the Global Administrative Agent shall give notice thereof to Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Global Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing for the affected Interest Period shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Eurodollar Loan having the shortest Interest Period which is not unavailable under clauses (a) through
(c) of this Section, and if no Interest Period is available, as an ABR
Borrowing.

         SECTION 2.14. ILLEGALITY.

         (a) Notwithstanding any other provision of this Agreement to the contrary, if (i) by reason of the adoption of any applicable Governmental Rule or any change in any applicable Governmental Rule or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority or (ii) circumstances affecting the London interbank dollar market or the position of a Lender therein shall at any time make it unlawful or impracticable in the sole discretion of a Lender exercised in good faith for such Lender or its Applicable Lending Office to (A) honor its obligation to make Eurodollar Loans either generally or for a particular Interest Period provided for hereunder, or (B) maintain Eurodollar Loans either generally or for a particular Interest Period provided for hereunder, then such Lender shall promptly notify Borrower thereof through Global Administrative Agent and such Lender's obligation to make or maintain Eurodollar Loans having an affected Interest Period hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans having an affected Interest Period (in which case the provisions of SECTION 2.14(b) hereof shall be applicable). Before giving such notice pursuant to this SECTION 2.14, such Lender will designate a different available Applicable Lending Office for the affected Eurodollar Loans of such Lender or take such other action as Borrower may request if such designation or action will avoid the need to suspend such Lender's obligation to make Eurodollar Loans hereunder and will not, in the sole opinion of such Lender exercised in good faith, be disadvantageous to such Lender (PROVIDED, that such Lender shall have no obligation so to designate an Applicable Lending Office for Eurodollar Loans located in the United States of America).

         (b) If the obligation of any Lender to make or maintain any Eurodollar Loans shall be suspended pursuant to SECTION 2.14(a) hereof, all Loans having an affected Interest Period which would otherwise be made by such Lender as Eurodollar Loans shall be made instead as ABR Loans (and, if such Lender so requests by notice to Borrower with a copy to the Global Administrative Agent, each Eurodollar Loan having an affected Interest Period of such Lender then outstanding shall be automatically converted into an ABR Loan on the last day of the Interest Period for such Eurodollar Loans unless earlier conversion is required by applicable law) and, to the extent that Eurodollar Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such ABR Loans.

         SECTION 2.15. INCREASED COSTS.

         (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

                  (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

         (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; PROVIDED that Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.16. BREAK FUNDING PAYMENTS. In the event of (a) the payment (including prepayment) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under SECTION 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to
SECTION 2.19 then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and the Global Administrative Agent and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

         SECTION 2.17. TAXES.

         (a) Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Global Administrative Agent, each Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; PROVIDED that if a Lender is in default of its obligations under SECTION 2.17(e), then Borrower shall only be obligated to comply with clauses (ii) and (iii) of this
SECTION 2.17(a) with respect to payments to be made to such Lender.

         (b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Borrower shall indemnify the Global Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Global Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority ; provided that if a Lender is in default of its obligations under SECTION 2.17(e), then Borrower shall have no obligations under this SECTION 2.17(c) with respect to any payments or liabilities described herein made or owed by such Lender. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or an Issuing Bank, or by the Global Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, if available, Borrower shall deliver to the Global

Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Global Administrative Agent.

         (e) Each Lender that is not organized under the laws of the United States of America or a state thereof agrees that such Lender will deliver to Borrower and the Global Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8 BEN or W-8 ECI certifying in either case that such Lender is entitled to receive payments from the Loan Parties under the Loan Documents without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form W-8 BEN or W-8 ECI further undertakes to deliver to Borrower and the Global Administrative Agent two (2) additional copies of such form (or a successor form) on or before such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or the Global Administrative Agent, in each case, certifying that such Lender is entitled to receive payments from Borrower under the Loan Documents without deduction or withholding of any United States federal income taxes, unless (i) an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and (ii) such Lender advises Borrower and the Global Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

         (f) If Borrower at any time pays an amount under SECTION 2.17(a), (b) or (c) to any Lender, the Global Administrative Agent or any Issuing Bank, and such payee receives a refund of or credit for any part of any Indemnified Taxes or Other Taxes which such payee determines in its sole judgment is made with respect to such amount paid by Borrower, such Lender, the Global Administrative Agent or any Issuing Bank, as the case may be, shall pay to such Borrower the amount of such refund or credit promptly, and in any event within 60 days, following the receipt of such refund or credit by such payee.

         SECTION 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

         (a) Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under SECTION 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Global Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Global Administrative Agent c/o The Chase Manhattan Bank, Loan and Agency Services, One Chase Manhattan Plaza, 8th floor, New York, NY 10081, Attention: Michael

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

Cerniglia, Telephone: 212-552-7906, Fax: 212-552-5777, with a copy to The Chase Manhattan Bank, Global Oil & Gas, 600 Travis Street, 20th floor, Houston, Texas 77002, Attention: Peter Licalzi, Telephone: 713-216-8869, Fax: 713-216-4117,
except payments to be made directly to an Issuing Bank as expressly provided herein and payments pursuant to SECTIONS 2.15, 2.16, 2.17(c) and 10.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Global Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as set forth in clause (a) of the definition of "Interest Period", if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in U.S. Dollars.

         (b) If at any time insufficient funds are received by and available to the Global Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

         (d) Unless the Global Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Global Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that Borrower will not make such payment, the Global Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or an Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Global Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Global Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Global Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to SECTION 2.4(d) or (e), 2.5(b), 2.18(d) or 10.3(c) then the Global Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Global Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.19. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

         (a) If any Lender requests compensation under SECTION 2.15, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.17, then such Lender shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION
2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If (i) any Lender asserts that events have occurred suspending its obligation to make or maintain Eurodollar Loans under Section 2.14 when substantially all other Lenders have not also done so, (ii) any Lender requests compensation under SECTION 2.15, (iii) Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.17, or (iv) any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Global Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (1) Borrower shall have received the prior written consent of the Global Administrative Agent, which consent shall not unreasonably be withheld or delayed, (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts), (3) the assignee and assignor shall have entered into an Assignment and Acceptance, and (4) in the case of any such assignment resulting from a claim for compensation under SECTION 2.15 or payments required to be made pursuant to SECTION 2.17, such assignment will result in a reduction in such compensation or payments.

         SECTION 2.20. CURRENCY CONVERSION AND CURRENCY INDEMNITY.

         (a) PAYMENTS IN AGREED CURRENCY. Borrower shall make payment relative to any Obligation in the currency (the "AGREED CURRENCY") in which the Obligation was effected. If any payment is received on account of any Obligation in any currency (the "OTHER CURRENCY") other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any Collateral or the liquidation of Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of Borrower hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Lender or Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

         (b) CONVERSION OF AGREED CURRENCY INTO JUDGMENT CURRENCY. If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "JUDGMENT CURRENCY") any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event Borrower shall be obligated to pay the Agents and the Lenders any deficiency in accordance with
SECTION 2.20(c). For the foregoing purposes "rate of exchange" means the rate at which the relevant Lender or Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

         (c) CIRCUMSTANCES GIVING RISE TO INDEMNITY. To the fullest extent permitted by applicable law, if (i) any Lender or any Agent receives any payment or payments on account of the liability of Borrower hereunder pursuant to any judgment or order in any Other Currency, and (ii) the amount of the Agreed Currency which the relevant Lender or Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, then Borrower on demand shall, and Borrower hereby agrees to, indemnify the Lenders and the Agents from and against any loss, cost or expense arising out of or in connection with such deficiency.

         (d) INDEMNITY SEPARATE OBLIGATION. To the fullest extent permitted by applicable law, the agreement of indemnity provided for in SECTION 2.20(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders or Agents or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

         SECTION 2.21. ADDITION OF LENDERS AND INCREASE IN COMMITMENTS. It is agreed by the parties hereto that one or more financial institutions acceptable to Borrower and the Global Administrative Agent may become a Lender under this Agreement, with the consent of the Required Lenders, by executing and delivering to Borrower and the Global Administrative Agent a certificate substantially in the form of EXHIBIT B hereto (a "LENDER CERTIFICATE"). Upon receipt and agreement by Borrower, the Global Administrative Agent and the Required Lenders of any such Lender Certificate, (a) the aggregate amount of the Commitments of the Lenders (including any Person that becomes a Lender by delivery of such a Lender Certificate) automatically without further action by Borrower, the Global Administrative Agent or any Lender shall be increased by the amount indicated in such Lender Certificate (but not in excess of U.S.$100,000,000 in the aggregate for all such increases pursuant to this Section and the Equivalent Amount of increases pursuant to Section 2.21 of the Canadian Credit Agreement) on the effective date set forth in such Lender Certificate (such increased amount herein the "INCREASED COMMITMENT AMOUNT"), (b) the Register shall be amended to add such Commitment of such additional Lender or to reflect the increase in the Commitment of an existing Lender and the Applicable Percentages of the Lenders shall be adjusted accordingly to reflect the additional Lender or in the increase in the Commitment of an existing Lender, (c) any such additional Lender shall be deemed to be a party in all respect to this Agreement and the other Loan Documents, and (d) upon the effective date set forth in such Lender Certificate, any such Lender party to the Lender Certificate shall purchase a pro rata portion of the outstanding Credit Exposures of each of the current Lenders such that the Lenders (including any additional Lender, if applicable) shall have the appropriate portion of the aggregate outstanding Credit Exposures (based in each case of such Lender's Applicable Percentage, as revised pursuant to this Section).

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Global Administrative Agent, the other Agents, any Issuing Bank and the Lenders to enter into this Agreement and to make Loans hereunder, Borrower represents and warrants to the Global Administrative Agent, the other Agents, any Issuing Bank and the Lenders as set forth in this Article.

         SECTION 3.1. ORGANIZATION; POWERS. Each of Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.2. AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Loan Party of each Loan Document executed or to be executed by it, are within Borrower's and each such Loan Party's corporate, limited liability company and/or partnership powers, and have been duly authorized by all necessary corporate, limited liability company and/or partnership action, and if required, stockholder, member and/or partner action. This Agreement and each other Loan Document executed or to be executed by it has been duly executed and delivered by Borrower and constitutes, and each other Loan Document executed or to be executed by any Loan Party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Borrower or such Loan Party (as the case may be), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.3. APPROVALS; NO CONFLICTS. The execution, delivery and performance by Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Loan Party of each Loan Document executed or to be executed by such Loan Party, (a) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable Governmental Rule or the Organic Documents of Borrower or any such Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Borrower or any such Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by Borrower or any such Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of Borrower or any such Loan Party except Liens created under the Loan Documents.

         SECTION 3.4. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

         (a) Borrower has heretofore furnished to the Lenders and the Global Administrative Agent copies of its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1999, audited by KPMG Peat Marwick, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2000, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied, subject to year-end audit adjustments in the case of the statements referred to in CLAUSE (ii) above.



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


         (b) Borrower has heretofore furnished to the Lenders and the Global Administrative Agent copies of the consolidated balance sheet and statements of income, stockholders equity and cash flows of Force (i) as of and for the fiscal year ended December 31, 1999, audited by Price Waterhouse Cooper, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2000, certified by its chief financial officer. Such financial statements have been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the financial position and results of operations and cash flows of Force and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments in the case of the statements referred to in CLAUSE (ii) above.

         (c) Borrower has heretofore furnished to the Lenders and the Global Administrative Agent copies of its pro forma consolidated balance sheet as of June 30, 2000, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith in accordance with GAAP, (ii) is based on assumptions believed to be reasonable, and (iii) presents fairly, in all material respects, the pro forma financial position of Borrower and its consolidated Subsidiaries as of June 30, 2000.

         (d) Except as set forth in SCHEDULE 3.4 or reflected in the financial statements and information referred to in SUBSECTIONS 3.4(a) and 3.4(b) after giving effect to the Transactions, neither Borrower nor any of its Restricted Subsidiaries has any contingent liabilities, unusual long-term commitments or unrealized losses.

         (e) Since June 30, 2000, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of Borrower and its consolidated Restricted Subsidiaries from that set forth in said pro forma financial statements as at said date.

         SECTION 3.5. PROPERTIES.

         (a) Each of Borrower and its Restricted Subsidiaries owns its Properties free and clear of all Liens (other than Liens permitted by SECTION 7.2).

         (b) After giving full effect to all Liens permitted under SECTION 7.2, Borrower and its Restricted Subsidiaries own the net interests in Hydrocarbons produced from the Oil and Gas Properties as reflected in the most recent Reserve Report, and neither Borrower nor any of its Restricted Subsidiaries is obligated to bear costs or expenses in respect of the Oil and Gas Properties in excess of its working interest percentage as reflected in the most recent Reserve Report.

         SECTION 3.6. LITIGATION.

         (a) Except for such actions, suits or proceedings set forth in SCHEDULE
3.6 hereto and any other actions, suits or proceedings from time to time disclosed in writing by Borrower or its Restricted Subsidiaries to the Global Administrative Agent after the date of this Agreement

(collectively, the "DISCLOSED MATTERS"), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Restricted Subsidiaries or any of their respective Properties, businesses, assets or revenues, (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that question the validity or enforceability of any of the Loan Documents or seek to enjoin or prevent the Transactions.

         (b) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         SECTION 3.7. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of Borrower and its Restricted Subsidiaries is in compliance with all Governmental Rules applicable to such Person or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.8. INVESTMENT AND HOLDING COMPANY STATUS. Neither Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or
(b) a "holding company", or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.9. TAXES. Except as set forth in SCHEDULE 3.9, each of Borrower, its Restricted Subsidiaries and each of its Subsidiaries which is a member of Borrower's consolidated U.S. federal income tax group has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (in each case determined based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) as of the date of the most recent financial statements reflecting such amounts, does not exceed the fair market value of the assets of such Plan (as of the date of determination of such benefit obligation amount) by an amount which, if it constituted a direct liability of Borrower, could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.11. DISCLOSURE. Borrower has disclosed to the Lenders and the Global Administrative Agent all agreements, court orders, judgments, instruments and corporate or other restrictions to which Borrower or any of its Subsidiaries is subject, and all other matters known to any of them relating to any of the foregoing, which agreements, court orders, judgments, instruments, restrictions and other matters individually or in aggregate could reasonably be expected to result in a Material Adverse Effect. None of the documents, reports, financial statements, certificates or other information furnished by or on behalf of Borrower or any of its Subsidiaries to the Global Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.12. SUBSIDIARIES. SCHEDULE 3.12 sets forth the name, the identity or corporate structure, the ownership interest, the chief executive office, principal places of business, and, if applicable, the Federal Taxpayer Identification Number, of each direct or indirect Subsidiary of Borrower as of the Global Effective Date. SCHEDULE 3.12 also sets forth the name of each Restricted Subsidiary and Unrestricted Subsidiary of Borrower as of the Global Effective Date. As of the Global Effective Date, Borrower does not have any Subsidiaries other than the Subsidiaries identified in SCHEDULE 3.12.

         SECTION 3.13. INSURANCE. SCHEDULE 3.13 sets forth a description of all insurance maintained by or on behalf of Borrower and its Restricted Subsidiaries as of the date of this Agreement. As of the date of this Agreement, all premiums in respect of such insurance then due have been paid.

         SECTION 3.14. LABOR MATTERS. As of the Global Effective Date, there are no strikes, lockouts or slowdowns against Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of Borrower, threatened. The hours worked by and payments made to employees of Borrower and its Restricted Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, provincial, local, territorial or foreign law dealing with such matters. All payments due from Borrower or any of its Restricted Subsidiaries, or for which any claim may be made against Borrower or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Borrower or any such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Borrower or any of its Restricted Subsidiaries is bound.

         SECTION 3.15. PRIORITY; SECURITY MATTERS. The Combined Obligations are and shall be at all times secured by Liens in all Collateral located in the United States or Canada to the extent

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

perfection has or will occur by the filing of a UCC financing statement in the states of Louisiana, Texas, Colorado, Alaska, Wyoming and Utah, filing a mortgage in real property records of the parish or county in which such real property or fixtures is located (or adjacent in the case of properties located on the Outer Continental Shelf), filing of an instrument to create a floating charge under the laws of the Province of Alberta, Saskatchewan and British Columbia, or by possession, and, except for Liens permitted by SECTION 7.2, all such Liens shall be first priority Liens.

         SECTION 3.16. ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE
3.16 or, after the date of this Agreement, otherwise disclosed in writing by Borrower to the Global Administrative Agent:

         (a) All facilities and Property owned or leased by Borrower or any of its Restricted Subsidiaries have been, and continue to be, owned or leased by Borrower or any of its Restricted Subsidiaries in compliance with all Environmental Laws except where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

         (b) There are no pending or, to the knowledge of Borrower, threatened
(i) claims, complaints, notices or requests for information received by Borrower or any of its Restricted Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints or notices to Borrower or any of its Restricted Subsidiaries regarding instances which could give rise to an Environmental Liability for Borrower or any of its Restricted Subsidiaries, which in either case could reasonably be expected to have a Material Adverse Effect;

         (c) There have been no Releases of Hazardous Materials at, on or under any Property now or previously owned or leased by Borrower or any of its Restricted Subsidiaries which could give rise to an Environmental Liability which could reasonably be expected to have a Material Adverse Effect;

         (d) Borrower and its Restricted Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations required by Environmental Laws except where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

         (e) No Property now or previously owned or leased by Borrower or any of its Restricted Subsidiaries is listed or proposed for listing (with respect to owned Property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any analogous state or any Canadian federal or provincial list of sites requiring investigation or clean-up which listing could result in the imposition of an Environmental Liability on either Borrower or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

         (f) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned or leased by Borrower or any of its Restricted Subsidiaries which have been operated in non-compliance with applicable

Environmental Laws which could give rise to an Environmental Liability which could reasonably be expected to have a Material Adverse Effect;

         (g) Neither Borrower nor any Restricted Subsidiary of Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any site which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any analogous state, provincial or territorial list or which is the subject of federal, state, provincial, territorial or local enforcement actions or other investigations which could give rise to an Environmental Liability which could reasonably be expected to have a Material Adverse Effect; and

         (h) There are no polychlorinated biphenyls or friable asbestos present at any Property now or previously owned or leased by Borrower or any of its Restricted Subsidiaries which ownership or use of could result in the imposition of an Environmental Liability which could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.17. SOLVENCY. Immediately after the consummation of the Transactions to occur on the Global Effective Date and immediately following the making of each Loan made on the Global Effective Date and after giving effect to the application of the proceeds of such Loans, (a) each Loan Party will not have unreasonably small capital with which to conduct the business in which such Loan Party is engaged as such business is now conducted and is proposed to be conducted following the Global Effective Date; and (b) Borrower, each Loan Party and Borrower and its Restricted Subsidiaries, on a consolidated basis, will be Solvent.

         SECTION 3.18. USE OF CREDIT. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

         SECTION 3.19. CLAIMS AND LIABILITIES. Neither Borrower nor any of its Restricted Subsidiaries has accrued any liabilities under gas purchase contracts for gas not taken, but for which it is liable to pay if not made up and which, if not paid, could reasonably be expected to have a Material Adverse Effect. No claims exist against Borrower or any of its Restricted Subsidiaries for gas imbalances which claims if adversely determined could reasonably be expected to have a Material Adverse Effect. No purchaser of product supplied by Borrower or any of its Restricted Subsidiaries has any claim against Borrower or any of its Restricted Subsidiaries for product paid for, but for which delivery was not taken as and when paid for, which claim if adversely determined could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE IV
                                   CONDITIONS

         SECTION 4.1. EFFECTIVENESS. This Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with SECTION 10.2):



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


         (a) CERTAIN LOAN DOCUMENTS. The Global Administrative Agent (or its counsel) shall have received rom each party thereto either a counterpart of each of the following documents duly executed on behalf of such party or written evidence satisfactory to the Global Administrative Agent (which may include telecopy transmission of a signed signature page of such document) that each such party has duly executed for delivery to the Global Administrative Agent a counterpart of each of the following documents which documents must be acceptable to the Global Administrative Agent in its sole and absolute discretion: this Agreement, the Canadian Credit Agreement and the Intercreditor Agreement.

         (b) FEES AND EXPENSES. The Global Administrative Agent, the Canadian Administrative Agent, the Arranger and the Lenders shall have received all fees, including the Upfront Fee, and other amounts due and payable pursuant to this Agreement or any other Loan Document on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Combined Loan Document.

         SECTION 4.2. INITIAL LOAN. The obligations of the Lenders to make Loans or for any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with SECTION 10.2):

         (a) CERTAIN LOAN DOCUMENTS. The Global Administrative Agent (or its counsel) shall have received from each party thereto either a counterpart of each of the following documents duly executed on behalf of such party or written evidence satisfactory to the Global Administrative Agent (which may include telecopy transmission of a signed signature page of such document) that each such party has duly executed for delivery to the Global Administrative Agent a counterpart of each of the following documents: a Guaranty from Force (if Force is not merged into Borrower on or before the Global Effective Date), the Fee Letter, the Pledge Agreements required by SECTION 4.2(e), the Security Agreements required by SECTION 4.2(f), the Mortgages executed by each of Borrower and Force as required by SECTION 4.2(g), and all related financing statements and other filings.

         (b) CANADIAN LOAN DOCUMENTS. The Global Administrative Agent shall have received copies of the executed Canadian Loan Documents (other than the Canadian Credit Agreement).

         (c) OPINIONS OF COUNSEL. The Global Administrative Agent shall have received opinions, dated the Global Effective Date, addressed to the Global Administrative Agent, the other Agents and all Lenders, from (i) Vinson & Elkins L.L.P., counsel to Borrower, in substantially the form attached hereto as EXHIBIT A-1, and (ii) local counsel in the States of Texas, Louisiana, Colorado, Utah, Wyoming and Alaska, substantially in the forms attached as EXHIBIT A-2.

         (d) ORGANIZATIONAL DOCUMENTS. The Global Administrative Agent shall have received a certificate of an Authorized Officer of each Loan Party dated as of the Global Effective Date, certifying:

                  (i) that attached to each such certificate are (A) a true and complete copy of the Organic Documents of such Loan Party, as the case may be, as in effect on the date of such certificate, (B) a true and complete copy of a certificate from the Governmental Authority of the state of such entity's organization certifying that such entity is duly organized and validly existing in such state, and (C) a true and complete copy of a certificate from the appropriate Governmental Authority of each state (without duplication) certifying that such entity is duly qualified and in good standing to transact business in such state as a foreign corporation, if the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect;

                  (ii) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors or management committee of such Loan Party, as applicable, authorizing the execution, delivery and performance of such of the Loan Documents to which such Loan Party is or is intended to be a party;

                  (iii) that attached thereto is a copy of the certificate of incorporation or formation, as the case may be, of such Loan Party, and a certificate as to the good standing of and payment of franchise taxes by Borrower or each such Loan Party, if applicable, dated as of a recent date; and that such certificate of incorporation or certificate of formation, as the case may be, has not been amended since the date of such certified copy; and

                  (iv) as to the incumbency and specimen signature of each officer of such Loan Party executing such of the Loan Documents to which such Loan Party is or is intended to be a party.

         (e) PLEDGE AGREEMENTS. The Global Administrative Agent shall have received counterparts of each Pledge Agreement, dated as of the Global Effective Date, duly executed and delivered by Borrower and 3189503, together with the following:

                  (i) stock certificates representing all the outstanding shares of capital stock of each Restricted Subsidiary owned by or on behalf of Borrower and 3189503 as of the Global Effective Date after giving effect to the Financing Transactions (except that stock certificates representing shares of common stock of a Restricted Subsidiary which is a Foreign Subsidiary may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary), and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates, or, if any securities pledged pursuant to the Pledge Agreements are uncertificated securities, confirmation and evidence satisfactory to the Global Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Global Administrative Agent in accordance with the Uniform Commercial Code, as in effect in the State of New York;

                  (ii) all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1), required by law or reasonably requested by the Global

         Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under each Pledge Agreement.

         (f) SECURITY AGREEMENTs. The Global Administrative Agent shall have received counterparts of each Security Agreement, dated as of the Global Effective Date, duly executed and delivered by Borrower and Force (if Force is not merged into Borrower on or before the Global Effective Date), together with the following:

                  (i) executed Uniform Commercial Code Financing Statements (Form UCC-1) and such evidence of filing or arrangements for filing as may be acceptable to the Global Administrative Agent, naming Borrower or Force as the debtor and the Global Administrative Agent as the secured party, or other similar instruments or documents, filed or to be under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Global Administrative Agent, desirable to perfect the security interest of the Global Administrative Agent pursuant to such Security Agreement; and

                  (ii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Security Agreement previously granted by any Person, and together with such other Uniform Commercial Code Form UCC-3 termination statements as the Global Administrative Agent may reasonably request.

         (g) MORTGAGEs. The Global Administrative Agent shall have received counterparts of duly executed Mortgages encumbering various Oil and Gas Properties which, along with the Oil and Gas Properties encumbered by the other Security Documents, constitute at least 80% of the Loan Value of the Borrowing Base Properties, duly executed by Borrower and Force and any other record owner of such Mortgaged Property.

         (h) UCC SEARCHES. The Global Administrative Agent shall have received
(i) the UCC Searches, all dated reasonably close to the Global Effective Date, in the discretion of the Global Administrative Agent and in form and substance satisfactory to the Global Administrative Agent, and (ii) evidence reasonably satisfactory to the Global Administrative Agent that the Liens indicated by the financing statements (or similar documents) in such UCC Searches are permitted by SECTION 7.2 or have been released.

         (i) PRIORITY; SECURITY INTEREST. The Collateral and Borrowing Base Properties shall be free and clear of all Liens, except Liens permitted by
SECTION 7.2. All filings, notices, recordings and other action necessary to perfect the Liens in the Collateral shall have been made, given or accomplished or arrangements for the completion thereof satisfactory to the Global Administrative Agent and its counsel shall have been made and all filing fees and other expenses related to such actions either have been paid in full or arrangements have been made for their payment in full which are satisfactory to the Global Administrative Agent.

         (j) APPROVALS AND CONSENTS. The Global Administrative Agent shall have received copies of all Governmental Approvals and third party consents and approvals necessary or, advisable in connection with the Acquisition, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. There shall be no actual government or judicial action restraining, preventing or imposing burdensome conditions on the Transactions.

         (k) INSURANCE. The Global Administrative Agent and the Lenders shall have received certificates, dated within fifteen (15) days of the Global Effective Date, from Borrower's insurers certifying (i) compliance with all of the insurance required by SECTION 5.7 and by the Security Documents and (ii) that such insurance is in full force and effect.

         (l) PRO FORMA BALANCE SHEET AND INCOME STATEMENT. The Global Administrative Agent shall have received the pro forma consolidated balance sheet and income statement of Borrower and its Subsidiaries described in SECTION 3.4(c), and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders.

         (m) INITIAL RESERVE REPORT. The Global Administrative Agent and the Lenders shall have received and shall be satisfied with the contents, results and scope of the Initial Reserve Report.

         (n) HEDGING AGREEMENTS. The Global Administrative Agent shall have received a list of any Hedging Agreements currently in existence with respect to Borrower or any of its Restricted Subsidiaries.

         (o) FLOATING CHARGE. The Global Administrative Agent shall have received satisfactory evidence that substantially all of the Properties (including all Oil and Gas Properties) of Borrower and the Restricted Subsidiaries (including Canadian Borrowers) located in Canada are subject to a floating charge in favor of the Canadian Administrative Agent for the benefit of the Canadian Lenders.

         (p) EXISTING FACILITIES. The Global Administrative Agent shall have received a certificate, signed by an Authorized Officer of Borrower, stating that Borrower or its Subsidiaries have repaid in full and terminated the Existing Credit Facilities contemporaneously with the initial Combined Loans under the Combined Credit Agreements. The Global Administrative Agent shall have received evidence satisfactory to it that all Liens associated with the Existing Credit Facilities have been released or terminated contemporaneously with the making of such payments and that arrangements satisfactory to the Global Administrative Agent has been made for recording and filing of such releases.

         (q) ACQUISITION DOCUMENTS; CONSUMMATION OF ACQUISITION. The Global Administrative Agent shall have received copies of the Acquisition Documents in form and substance satisfactory to the Global Administrative Agent, which Acquisition Documents shall be certified by a Financial

Officer of Borrower as complete and correct. The Acquisition shall have been, or substantially simultaneously with the initial funding of Loans on the Global Effective Date shall be, consummated as contemplated by and pursuant to the Acquisition Documents and applicable law (without any amendment to or waiver of any material terms or conditions of the Acquisition Documents not approved by the Required Lenders), and evidence therefor has been provided to the Global Administrative Agent in form and substance satisfactory to the Global Administrative Agent.

         (r) FINANCIAL STATEMENTS. The Global Administrative Agent shall have received (i) the financial statements described in SECTION 3.4 hereof and (ii) copies of all financial statements (including pro forma financial statements), reports, notices and proxy statements sent by Borrower or Force to its respective stockholders during the period after June 30, 2000 and all SEC filings relating to the Acquisition.

         (s) ENVIRONMENTAL WARRANTIES. Borrower has adopted and implemented procedures and guidelines as Borrower has determined are reasonably appropriate to continuously assure compliance with applicable Environmental Laws and to identify and evaluate events or conditions which would result in any Environmental Liability. On the basis of these procedures and guidelines, the Global Administrative Agent shall have received a certificate, signed by an Authorized Officer of Borrower, stating that after such review Borrower has reasonably concluded that no Environmental Liabilities exist or violations of Environmental Laws have occurred, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (t) GLOBAL EFFECTIVENESS NOTICE. The Global Administrative Agent shall have received the Global Effectiveness Notice.

         (u) NO MATERIAL ADVERSE EFFECT; LITIGATION. The Global Administrative Agent shall have received a certificate, signed by an Authorized Officer of Borrower, stating that (i) no event or condition has occurred since June 30, 2000, which could reasonably be expected to have a Material Adverse Effect and
(ii) no litigation, arbitration, governmental proceeding, claim for Taxes, dispute or administrative or other proceeding shall be pending or, to the knowledge of Borrower, threatened against Borrower or Force or any of their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

         (v) OTHER DOCUMENTS. The Global Administrative Agent shall have received such other legal opinions, instruments and documents as any of the Agents or their counsel may have reasonably requested.

         (w) SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by and on behalf of Borrower or any other Loan Party shall be in form and substance reasonably satisfactory to the Global Administrative Agent and its counsel. The Global Administrative Agent and its counsel shall have received all information, approvals, documents or instruments as the Global Administrative Agent or its counsel may reasonably request.



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The Global Administrative Agent shall notify Borrower, the other Agents and the
Lenders of the Global Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to SECTION 10.2) at or prior to 3:00 p.m., New York City time, on December 31, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 4.3. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the representations and warranties of each Loan Party set forth in the Loan Documents to which it is a party shall be true and correct on and as of such date after giving effect to such funding and to the intended use thereof in all material respects as if made on and as of such date (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date).

         (b) NO DEFAULTS. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing and Borrower shall be in compliance with the financial covenants set forth in
ARTICLE VI.

         (c) NO MATERIAL ADVERSE EFFECT. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         (d) BORROWING REQUEST. The Global Administrative Agent shall have received a Borrowing Request for any Borrowing. Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.



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                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         Borrower agrees with the Global Administrative Agent, the other Agents, any Issuing Bank and each Lender that, until the Commitments have expired or been terminated and Obligations shall have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, Borrower will perform the obligations set forth in this Article.

         SECTION 5.1. FINANCIAL REPORTING; RATINGS CHANGE; NOTICES AND OTHER INFORMATION. Borrower will furnish, or will cause to be furnished, to each Lender, each Canadian Lender, the Global Administrative Agent and the Canadian Administrative Agent the following financial statements, reports, notices and information:

         (a) Within 100 days after the end of each fiscal year of Borrower, a copy of its audited annual report for such fiscal year, including therein a consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG Peat Marwick or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

         (b) Within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower commencing with the fiscal quarter ending June 30, 2000, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by an Authorized Officer as presenting fairly in all material respects the financial condition and results of operations of Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

         (c) Concurrently with any delivery of financial statements under CLAUSE
(a) or (b) above, a compliance certificate, in substantially the form of EXHIBIT C or any other form approved by the Global Administrative Agent, executed by an Authorized Officer of Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with ARTICLE VI, and
(iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements


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

referred to in SECTION 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

         (d) Promptly after the sending or filing thereof, copies of all material public filings, reports and communications from Borrower, and all reports, proxy statements and registration statements which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or any national securities exchange;

         (e) At any time when the Applicable Rating Level of Borrower is Level II or Level III, by May 1st of each year, a Reserve Report prepared by Borrower and audited by an Approved Engineer (the "INDEPENDENT RESERVE REPORT"), and by October 1st of each year, a Reserve Report prepared by Borrower, utilizing a mathematical average of the customary discount rates and price decks of the Technical Lenders and in form and substance acceptable to the Global Administrative Agent (the "INTERNAL RESERVE REPORT");

         (f) At any time when the Applicable Rating Level of Borrower is Level II, concurrently with the delivery of any Reserve Report, a completed certificate calculating and certifying the Present Value of the Properties of Borrower and its Restricted Subsidiaries as of the effective date of such Reserve Report, executed on behalf of Borrower by an Authorized Officer, PROVIDED, that such Present Value calculation shall not be considered effective for the purposes of this Agreement if the Technical Lenders determine, acting reasonably, that either (i) the calculations used to determine such Present Value as so certified and calculated by Borrower were not based on the mathematical average of the customary discount rates and price decks of the Technical Lenders or (ii) the calculations used to determine such Present Value are incorrect or mistaken, it being understood that in the event that the Technical Lenders believe that the circumstances described in either clause (i) or clause (ii) above has occurred, the Global Administrative Agent shall promptly notify Borrower, and Borrower and Technical Lenders will cooperate to determine the appropriate amount for such Present Value;

         (g) Within ten (10) days after the end of each calendar quarter, a certificate specifying any sales, transfer, assignments or other dispositions of Property of Borrower or any of its Restricted Subsidiaries governed by SUBSECTIONS (d), (e), (f) or (g) of SECTION 7.5 occurring during such calendar month, executed on behalf of Borrower by an Authorized Officer;

         (h) Within ten (10) days after the end of each calendar quarter, a report summarizing in reasonable detail all hedging activities of Producers Marketing occurring during such calendar quarter, delivered by or on behalf of Borrower and certified by an Authorized Officer thereof, which report shall set forth all relevant gains, losses, prices and volumes of production sold and/or purchased, all contracts and contract parties and terms thereof, marketing base, exposure limits, any margin postings and other information reasonably requested by the Global Administrative Agent; and


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


         (i) Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Borrower or any Restricted Subsidiary, including, without limitation, any requested Internal Reserve Report, or compliance with the terms of this Agreement, as the Global Administrative Agent or any Lender may reasonably request.

         SECTION 5.2. NOTICE OF MATERIAL EVENTS.

         (a) Promptly, and in any event within three (3) Business Days of Borrower or any of its Restricted Subsidiaries becoming aware of the following events, Borrower will furnish to the Global Administrative Agent and each Lender written notice of the following:

         (i)      the occurrence of any Default;

         (ii) an announcement by Moody's or S&P of a change in (A) the senior, unsecured, long-term indebtedness for borrowed money of Borrower that is not Guaranteed by any other Person or subject to any other credit enhancement, (B) the Bank Credit Facility Rating, or (C) any other rating of Borrower or any of its Subsidiaries;

         (iii) the incurrence, or any proposed incurrence, of Subordinated Indebtedness by Borrower or any of its Restricted Subsidiaries; and

         (iv) any sales, transfer, assignments or other dispositions of Property of Borrower or any of its Restricted Subsidiaries governed by SUBSECTIONS (d), (e), (f) (but only if such transaction involves the sale of assets for a value in excess of U.S.$5,000,000) or (g) of SECTION 7.5;

         (b) Promptly, and in any event within thirty (30) days of Borrower or any of its Restricted Subsidiaries becoming aware of the following events, Borrower will furnish to the Global Administrative Agent and each Lender written notice of the following:

         (i) (A) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Borrower or any of its Restricted Subsidiaries thereof or (B) the occurrence of any adverse development with respect to any action, suit or proceeding previously disclosed to the Global Administrative Agent or the Lenders pursuant to this Agreement, in each case if such action, suit, proceeding or development could reasonably be expected to result in a Material Adverse Effect;

         (ii) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Borrower and its Restricted Subsidiaries in an aggregate amount which could reasonably be expected to have a Material Adverse Effect;

         (iii) any change in the schedule of payment or delivery of any Production Payment to which Borrower or such Restricted Subsidiary is a party;

         (iv) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened or other environmental claims against Borrower or any of their Restricted Subsidiaries or any of its Properties pursuant to any applicable Environmental Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

         (v) any default under one or more Hedging Agreements within a one month period which results in an obligation of Borrower or any of its Restricted Subsidiaries to make one or more payments in an aggregate amount in excess of U.S.$5,000,000; and

         (vi) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

         (c) Each notice delivered under this Section shall be accompanied by a statement of an Authorized Officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.3. INFORMATION REGARDING COLLATERAL. Borrower will furnish to the Global Administrative Agent promptly, and in any event within thirty (30) days upon becoming aware of the following changes, written notice of any change
(i) in any Subsidiary's corporate name or in any trade name used to identify such Subsidiary in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Subsidiary's chief executive office or its principal place of business, (iii) in any Subsidiary's identity or corporate structure, (iv) in any Loan Party's Federal Taxpayer Identification Number, and
(v) in the location of the Collateral located in Canada to any jurisdiction in which any registration of, or in respect of, the Debenture may not be effective to protect the Lien created thereunder, including, without limitation, information regarding the time of such relocation, the items being relocated and the intended new locality of such items.

         SECTION 5.4. EXISTENCE; CONDUCT OF BUSINESS. Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except where the failure to so preserve, renew or keep in full force and effect such rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks or trade names could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.5. PAYMENT OF OBLIGATIONS. Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including liabilities for Taxes, before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Borrower or such Restricted Subsidiary has set aside


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

on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation, and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.6. MAINTENANCE OF PROPERTIES. Borrower will, and will cause each of its Restricted Subsidiaries to, keep, preserve, protect and maintain all Property material to the conduct of its business in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business, and the respective businesses of its Restricted Subsidiaries, carried on in connection therewith may be properly conducted at all times in accordance with standard industry practices unless the (i) Borrower or the respective Restricted Subsidiary determines in good faith that the continued maintenance of any of its Properties is no longer economically desirable or (ii) the failure to so keep, preserve, protect and maintain such Property or the failure to make such repairs, renewals or replacements could not reasonably be expected to result in a Material Adverse Effect. In particular, Borrower will, and will cause each of its Restricted Subsidiaries to, operate or cause to be operated its Oil and Gas Properties as a reasonable and prudent operator.

         SECTION 5.7. INSURANCE. Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Global Administrative Agent, on behalf of the Lenders, will be named as sole loss payee and additional insured, as appropriate, with respect to such insurance. Borrower will furnish to the Lenders, upon request of the Global Administrative Agent, information in reasonable detail as to the insurance so maintained.

         SECTION 5.8. CASUALTY AND CONDEMNATION. Borrower (a) will furnish to the Global Administrative Agent and the Lenders written notice promptly, and in any event within three (3) Business Days of the occurrence, of any Casualty Event to any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Combined Loan Documents.

         SECTION 5.9. BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives or agents designated by the Global Administrative Agent or any Lender (including any consultants, accountants, lawyers and appraisers), upon reasonable prior notice and at the reasonable cost and


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

expense of Borrower, to visit and inspect its Property, including, without limitation, the Oil and Gas Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         SECTION 5.10. COMPLIANCE WITH LAWS. Borrower will, and will cause each of its Subsidiaries to, comply with all Governmental Rules applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.11. USE OF PROCEEDS AND LETTERS OF CREDIT. Borrower will, and will cause each Subsidiary to, use the proceeds of the Loans (a) to finance the Acquisition and pay for the costs and expenses to be incurred by Borrower or its relevant Subsidiary in connection with the Acquisition, (b) to refinance existing Indebtedness of Borrower and its Subsidiaries (including Force and its Subsidiaries), (c) to reimburse each Issuing Bank for LC Disbursements in accordance with SECTION 2.4(e), or (d) for Borrower's and its Subsidiaries' (including Force's and its Subsidiaries') general corporate purposes, including any non-hostile acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulation U. Letters of Credit will be issued only to support normal and customary oil and gas operations undertaken by Borrower or any of its Subsidiaries in the ordinary course of its business.

         SECTION 5.12. ADDITIONAL SUBSIDIARIES. If any additional Subsidiary of Borrower is formed or acquired after the Global Effective Date, Borrower will notify the Global Administrative Agent and the Lenders thereof and whether such Subsidiary is an Unrestricted Subsidiary or a Restricted Subsidiary. If any Restricted Subsidiary as of the date of the date of its formation, its acquisition or at any time thereafter has a total asset value in excess of U.S.$25,000,000 (or its equivalent in other currencies) and has incurred Indebtedness or Guaranteed Indebtedness in excess of U.S.$5,000,000 (or its equivalent in other currencies) in favor of any Person other than a Loan Party, then Borrower will cause such Subsidiary (unless such Subsidiary is a Foreign Subsidiary) to (a) execute a Guaranty within 30 days after such Subsidiary is formed or acquired or it is determined to have the requisite total asset value and Indebtedness owed to third parties and (b) if the Applicable Rating Level is Level III, execute a Mortgage and a Security Agreement (to the extent necessary to comply with SECTION 5.15) and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Global Administrative Agent shall reasonably request and pledge or cause to be pledged all Equity Interests in such Restricted Subsidiary pursuant to a Pledge Agreement within 30 days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged pursuant to such Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Subsidiary).




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


         SECTION 5.13. UNRESTRICTED SUBSIDIARIES. Borrower:

         (a) will cause the management, business and affairs of each of Borrower and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of Borrower and its respective Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from Borrower and the Restricted Subsidiaries;

         (b) except as permitted by SECTION 7.1(c), will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, Guarantee or be or become liable for any Indebtedness of any of the Unrestricted Subsidiaries; and

         (c) will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Indebtedness of, any Restricted Subsidiary.

         SECTION 5.14. ENVIRONMENTAL MATTERS.

         (a) Borrower will, and will cause each of its Restricted Subsidiaries to, comply in all material respects with all Environmental Laws now or hereafter applicable to Borrower or its Restricted Subsidiaries, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and maintain such authorizations in full force and effect, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to have a Material Adverse Effect.

         (b) Borrower will, and will cause each of its Restricted Subsidiaries to, promptly furnish to the Global Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower or its Restricted Subsidiaries, to the effect that, in connection with its ownership or use of its Properties or the conduct of its business, it may be potentially responsible with respect to any investigation or clean-up of Hazardous Material at any location, except to the extent any such investigation or clean-up could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.15. FURTHER ASSURANCES.

         (a) Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Global Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Borrower also agrees to provide to the Global Administrative Agent, from time to time upon reasonable request of the Global Administrative Agent, information which is in the possession of Borrower or its Restricted Subsidiaries or otherwise reasonably obtainable by any of them, reasonably satisfactory to the Global Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. The Security Documents shall remain in effect at all times unless otherwise released pursuant to the terms of this Agreement.

         (b) Borrower hereby authorizes the Global Administrative Agent and the Lenders to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Borrower or any other Loan Party where permitted by law. A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Global Administrative Agent will promptly send Borrower any financing or continuation statements it files without the signature of Borrower or any other Loan Party and the Global Administrative Agent will promptly send Borrower the filing or recordation information with respect thereto.

         (c) If at any time when the Applicable Rating Level of Borrower is Level III, (i) the Global Administrative Agent shall determine that, as of the date of any Global Borrowing Base redetermination, the Security Documents encumber Oil and Gas Properties of Borrower and its Restricted Subsidiaries constituting less than 80% of the Loan Value of the Borrowing Base Properties set forth in the then current Global Borrowing Base, then the Global Administrative Agent may notify Borrower in writing of such failure and, within 30 days from and after receipt of such written notice by Borrower, or (ii) Borrower determines that the Global Administrative Agent shall have received currently effective, duly executed Loan Documents encumbering Oil and Gas Properties of Borrower and its Restricted Subsidiaries constituting less than 80% of the Loan Value of the Borrowing Base Properties set forth in the then current Global Borrowing Base, then Borrower shall, or shall cause its Restricted Subsidiaries to, execute and deliver to the Global Administrative Agent supplemental or additional Security Documents, in form and substance reasonably satisfactory to the Global Administrative Agent and its counsel, covering additional Oil and Gas Properties of Borrower and its Restricted Subsidiaries not then encumbered by any Combined Loan Documents such that the Global Administrative Agent shall have received currently effective duly executed Security Documents encumbering Oil and Gas Properties of Borrower and its Restricted Subsidiaries constituting 80% or more of the Loan Value of the Borrowing Base Properties set forth in the then current Global Borrowing Base.


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                                   ARTICLE VI
                               FINANCIAL COVENANTS

         Borrower agrees with the Global Administrative Agent, the other Agents, any Issuing Bank, and each Lender that, until the Commitments have expired or been terminated and Obligations shall have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, Borrower will perform the obligations set forth in this Article.

         SECTION 6.1. RATIO OF TOTAL DEBT TO EBITDA. Borrower will not permit its ratio of Total Debt outstanding to EBITDA (calculated for the last four consecutive fiscal quarter period then most recently ended for which financial statements are available) (i) at any time when the Applicable Rating Level of Borrower is Level III, to be greater than 4.00 to 1.00, and (ii) at any time when the Applicable Rating Level of Borrower is Level I or Level II, to be greater than 3.75 to 1.00; PROVIDED, HOWEVER, that for periods of calculation ending on or before June 30, 2001, any calculation undertaken pursuant to this Section shall be made using an EBITDA calculated on a pro forma basis (inclusive of any acquisitions, including the Acquisition, and/or divestitures, if any, made during the relevant calculation period and, if any such acquisition or divestiture has a value in excess of U.S.$5,000,000, as if such acquisition or divestiture had occurred on the first day of such period).

         SECTION 6.2. RATIO OF SENIOR DEBT TO EBITDA. Borrower will not permit its ratio of Senior Debt outstanding to EBITDA (calculated for the last four consecutive fiscal quarter period then most recently ended for which financial statements are available) (i) at any time when the Applicable Rating Level of Borrower is Level III, to be greater than 3.00 to 1.00, and (ii) at any time when the Applicable Rating Level of Borrower is Level I or Level II, to be greater than 2.50 to 1.00 at any time; PROVIDED, HOWEVER, that for periods of calculation ending on or before June 30, 2001, any calculation undertaken pursuant to this Section shall be made using an EBITDA calculated on a pro forma basis (inclusive of any acquisitions, including the Acquisition, and/or divestitures, if any, made during the relevant calculation period and, if any such acquisition or divestiture has a value in excess of U.S.$5,000,000, as if such acquisition or divestiture had occurred on the first day of such period).

         SECTION 6.3. RATIO OF PRESENT VALUE TO TOTAL DEBT. If both (a) the Reserve Report evaluating the Oil and Gas Properties of Borrower and its Restricted Subsidiaries as of January 1, 2001 has been delivered and (b) the Applicable Rating Level of Borrower is Level II, then Borrower will not permit its ratio of Present Value to Total Debt outstanding to be less than 1.25 to 1.00.

         SECTION 6.4. RATIO OF PRESENT VALUE TO SENIOR DEBT. If both (a) the Reserve Report evaluating the Oil and Gas Properties of Borrower and its Restricted Subsidiaries as of January 1, 2001 has been delivered and (b) the Applicable Rating Level of Borrower is Level II, then Borrower will not permit its ratio of Present Value to Senior Debt outstanding to be less than 2.25 to 1.00.

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

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         Borrower agrees with the Global Administrative Agent, the other Agents, any Issuing Bank, and each Lender that, until the Commitments have expired or been terminated and Obligations shall have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, Borrower will perform the obligations set forth in this Article.

         SECTION 7.1. INDEBTEDNESS; CERTAIN EQUITY SECURITIES.

         (a) Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created under the Combined Loan Documents;

                  (ii) Subordinated Debt with an aggregate principal amount outstanding not to exceed the sum of U.S.$200,000,000 LESS any increase in the principal amount of Subordinated Indebtedness-10-1/2% Senior Subordinated Notes not otherwise permitted under SECTION 7.1(a)(iii) in excess of the principal amount for such notes set forth on SCHEDULE 7.1(a);

                  (iii) Indebtedness existing on the date hereof and set forth in SCHEDULE 7.1(a), and any Indebtedness ("REFINANCING INDEBTEDNESS") issued in exchange for or the proceeds of which are used to repay, refund, refinance or discharge or otherwise retire any Indebtedness set forth on SCHEDULE 7.1(a) ("REFINANCED INDEBTEDNESS"), PROVIDED that such Refinancing Indebtedness (i) shall not exceed the principal amount (other than through the capitalization of premiums, fees, expenses and interest on the Refinanced Indebtedness) of the Refinanced Indebtedness as of the date of this Agreement, (ii) is subordinated upon terms and conditions substantially identical to the Refinanced Indebtedness, and
         (iii) shall not contain terms and conditions materially more onerous to Borrower and its Restricted Subsidiaries than those contained in the Refinanced Indebtedness;

                  (iv) Indebtedness of Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to Borrower or any other Restricted Subsidiary that is subordinated to the Combined Obligations (other than Hedging Obligations) in form and substance reasonably satisfactory to the Global Administrative Agent; PROVIDED that the Indebtedness of Producers Marketing to Borrower and/or any other Restricted Subsidiary shall not be greater than U.S.$75,000,000 at any time;

                  (v) (A) Guarantees by Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of Borrower or any other Subsidiary, in each case existing as of the date hereof and set forth in SCHEDULE 7.1(a)(v)(a); and (b) other Guarantees by


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

         Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of Borrower or any other Subsidiary; PROVIDED that with respect to clause (B), the Guarantees by Borrower or any other Loan Party of Indebtedness of any Unrestricted Subsidiary shall not exceed at any time U.S.$5,000,000 in the aggregate and shall be subject to
         SECTION 7.4; PROVIDED that the Guarantee(s) by Borrower and/or any of its Subsidiaries (other than Producers Marketing) of the payment or performance obligations of Producers Marketing permitted under CLAUSES
         (A) and (B) of this SECTION 7.1(a)(v) shall not cause Borrower and/or its Subsidiaries to be contingently liable in an aggregate amount greater than U.S.$75,000,000 at any time;

                  (vi) Indebtedness of any Person that becomes a Restricted Subsidiary after the Global Effective Date; PROVIDED that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this CLAUSE (vi) and CLAUSE (xii) shall not exceed U.S.$50,000,000 at any time outstanding;

                  (vii) Hedging Obligations incurred pursuant to the Hedging Agreements required or permitted pursuant to SECTION 7.7;

                  (viii) Indebtedness of Borrower and its Restricted Subsidiaries secured by Liens permitted by SECTION 7.2(e) up to but not exceeding U.S.$25,000,000 at any one time outstanding;

                  (ix) Capital Lease Obligations of Borrower and its Restricted Subsidiaries secured by Liens permitted by SECTION 7.2(i) hereof up to but not exceeding U.S.$10,000,000 at any one time outstanding;

                  (x) Indebtedness of Producers Marketing associated with accounts payable overdraft facilities not to exceed U.S.$75,000,000 at any time;

                  (xi) performance Guarantees of the obligations of Producers Marketing issued by Borrower or Canadian Forest guaranteeing the delivery of gas volumes under gas sales contracts entered into in the ordinary course of business by Producers Marketing, provided that the aggregate volumes of gas for which delivery has been guaranteed does not exceed 1.5bcf per day; and

                  (xii) other unsecured Indebtedness of Borrower and its Restricted Subsidiaries in an aggregate principal amount not exceeding U.S.$10,000,000 at any time outstanding.

         (b) Borrower will not, and will not permit any Restricted Subsidiary to, issue any Preferred Equity Interest.




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


         (c) Borrower will not permit any of the Unrestricted Subsidiaries to create, incur or suffer to exist any Indebtedness except:

                  (i) Non-Recourse Debt in an aggregate principal amount not to exceed U.S.$100,000,000 at any time outstanding, and

                  (ii) letter of credit or bank guarantee reimbursement obligations of such Unrestricted Subsidiary in an amount not to exceed U.S.$5,000,000 in the aggregate at any one time outstanding, provided that stated principal amount of all such reimbursement obligations so Guaranteed shall be considered Investments and be subject to the aggregate limitation on Investments in Unrestricted Subsidiaries imposed under SECTION 7.4(h).

         SECTION 7.2. LIENS. Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

         (a) Liens created under the Combined Loan Documents;

         (b) Permitted Encumbrances;

         (c) any Lien on any Property or asset of Borrower or any Restricted Subsidiary existing on the Global Effective Date and set forth in SCHEDULE 7.2; PROVIDED that (i) such Lien shall not apply to any other Property or asset of Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Global Effective Date;

         (d) any Lien existing on any Property or asset prior to the acquisition thereof by Borrower or any Restricted Subsidiary or existing on any Property or asset of any Person that becomes a Restricted Subsidiary after the Global Effective Date prior to the time such Person becomes a Restricted Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other Property or assets of Borrower or any Restricted Subsidiary, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be;

         (e) any Liens on assets acquired, constructed or improved by Borrower or any Restricted Subsidiary; PROVIDED that (i) such Liens secure Indebtedness permitted by CLAUSE (vi) or (viii) of SECTION 7.1(a), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets, and (iv) such Liens shall not apply to any other Property of Borrower or any of its Restricted Subsidiaries;

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


         (f) any Liens for farm-in, farm-out, joint operating, area of mutual interest agreements or similar agreements entered into by Borrower and its Restricted Subsidiaries in the ordinary course of business and which Borrower or such Restricted Subsidiary determines in good faith to be necessary for or advantageous to the economic development of their Properties;

         (g) additional Liens upon real and/or personal Property created after the date hereof, PROVIDED that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed U.S.$10,000,000 in the aggregate at any one time outstanding;

         (h) any Liens created pursuant to any Hedging Agreement (i) with any Lender or any Affiliate of such Lender, or (ii) with any other Person, PROVIDED that the aggregate value of the obligation secured by all such Liens permitted by this clause (ii) shall not exceed U.S.$25,000,000 in the aggregate at any one time outstanding and no such Liens shall extend to any Hydrocarbon Interests;

         (i) Liens to secure Capital Lease Obligations permitted under SECTION 7.1(a)(ix); provided that such Liens attach only to Property subject of such Capital Lease Obligation;

         (j) [Intentionally omitted];

         (k) Liens securing obligations of a Subsidiary of Canadian Forest to a Canadian Borrower and obligations of a Canadian Borrower to another Canadian Borrower; and

         (l) any extension, renewal or replacement of the foregoing, PROVIDED that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

         SECTION 7.3. FUNDAMENTAL CHANGES.

         (a) Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Restricted Subsidiary may merge into Borrower in a transaction in which Borrower is the surviving corporation, (ii) any Restricted Subsidiary may merge into any Restricted Subsidiary (other than Producers Marketing) in a transaction in which the surviving entity is a Restricted Subsidiary (other than Producers Marketing) and (if any party to such merger is a Loan Party) is a Loan Party, (iii) any Restricted Subsidiary (other than a Loan Party) may liquidate or dissolve if Borrower determines in good faith that such liquidation or dissolution is in the best interests of Borrower and is not materially disadvantageous to the Lenders, and (iv) Borrower or any Restricted Subsidiary may merge or consolidate with any other Person if in the case of a merger or consolidation of Borrower, Borrower is the surviving corporation, and, in any other case, the surviving corporation is a wholly-owned Restricted Subsidiary and such Restricted Subsidiary (x) has complied with the


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

requirements of SECTION 5.12 and (y) shall have assumed and ratified all obligations of any Restricted Subsidiary involved in such merger pursuant to documentation in form and substance satisfactory to the Global Administrative Agent.

         (b) Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

         SECTION VII.4. INVESTMENTS, LOANS, ADVANCES, GUARANTIES AND ACQUISITIONS. Borrower will not, and will not permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Restricted Subsidiary prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, or make or permit to exist any Investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

         (a) Permitted Investments;

         (b) Investments existing on the date of this Agreement and set forth on
SCHEDULE 7.4;

         (c) Investments by Borrower and its Restricted Subsidiaries in Equity Interests in Restricted Subsidiaries; PROVIDED that (i) the aggregate amount of Investments by Restricted Subsidiaries in and Guarantees by Restricted Subsidiaries of Indebtedness of, Foreign Subsidiaries (other than Foreign Subsidiaries constituting Canadian Borrowers and 3189503) and other Restricted Subsidiaries relating to Oil and Gas Properties not located within the geographic boundaries of the United States of America (including all Investments existing on the Global Effective Date) shall not exceed U.S.$100,000,000 at any time outstanding, and (ii) any Foreign Subsidiary or any other Restricted Subsidiary owning Oil and Gas Properties not located within the geographic boundaries of the United States of America may make Investments in any of its wholly-owned direct or indirect Restricted Subsidiaries to the extent of the net income of such Foreign Subsidiary or the net income attributable to such Oil and Gas Properties;

         (d) one or more substantially contemporaneous Investments in Equity Interests of any Person owning Oil and Gas Properties which, after giving effect to such Investments, will be a Restricted Subsidiary or will be merged into or with a Restricted Subsidiary; provided that (i) as a result of such Investment, such Person becomes a wholly-owned Restricted Subsidiary and has complied with the requirements of SECTION 5.12, and (ii) no Default would result from such Person becoming a Restricted Subsidiary;

         (e) Guarantees constituting Indebtedness permitted by SECTION 7.1; PROVIDED that (i) a Restricted Subsidiary shall not Guarantee any Subordinated Indebtedness unless (A) such Restricted Subsidiary also has Guaranteed the Obligations pursuant to a Guaranty, and (B) such Guarantee of


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

the Subordinated Indebtedness is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Indebtedness-10-1/2% Senior Subordinated Notes, and (ii) the aggregate principal amount of Indebtedness of Foreign Subsidiaries that is Guaranteed by any Restricted Subsidiary shall be subject to the limitation set forth in CLAUSE (c) above;

         (f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

         (g) Hedging Agreements permitted by SECTION 7.7;

         (h) (i) Investments in Unrestricted Subsidiaries existing as of the date hereof and set forth in SCHEDULE 7.4, and (ii) other Investments in Unrestricted Subsidiaries (including Investments in the form of Guarantees of letter of credit or bank guarantee reimbursement obligations of an Unrestricted Subsidiary in an amount not to exceed U.S.$5,000,000 at any one time outstanding) up to but not exceeding U.S.$60,000,000 (or the equivalent in other currencies) in the aggregate PLUS the net cash proceeds of any issuance of Equity Interests which is applied simultaneously or substantially simultaneously for an Investment, including, without limitation, Investments in Unrestricted Subsidiaries; PROVIDED that any cash dividends received by Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary, up to the amount of the Investments in such Unrestricted Subsidiary, shall reduce PRO TANTO the aggregate amount of the Investments in such Unrestricted Subsidiary for purposes of calculating compliance with such U.S.$60,000,000 limitation;

         (i) Investments in Oil and Gas Properties; and

         (j) additional Investments in an aggregate principal amount not to exceed U.S.$25,000,000 at any one time outstanding.

         SECTION 7.5. ASSET SALES. Borrower will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any Property or asset, including any Equity Interest owned by it, nor will Borrower permit any of it Restricted Subsidiaries to issue any additional Equity Interest in such Restricted Subsidiary, except:

         (a) sales or other dispositions of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business, PROVIDED that the aggregate value of such Property so sold, transferred or disposed of during any twelve (12) month period does not exceed U.S.$25,000,000;

         (b) sales, transfers and dispositions of Property to Borrower or a Restricted Subsidiary (including the transfer of Oil and Gas Properties into newly created limited partnerships or limited liability companies, all of the Equity Interests of which are, direct or indirectly, owned by Borrower


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and/or its other Restricted Subsidiaries) or the issuance of any Equity Interest in Borrower or any Restricted Subsidiary to Borrower or any Restricted
Subsidiary;

         (c) any Hydrocarbons produced or sold in the ordinary course of business;

         (d) the sale, transfer or other disposition in one or more transactions of the Properties listed on SCHEDULE 7.5;

         (e) the sale, transfer or other disposition of Equity Interests in Unrestricted Subsidiaries;

         (f) the sale, transfer or other disposition in one or more transactions of Property (other than Equity Interests in Restricted Subsidiaries) not constituting Borrowing Base Properties, PROVIDED that the aggregate value of such Property so sold, transferred or disposed of during any twelve (12) month period does not exceed (A) if the Applicable Rating Level is Level I or Level II, U.S.$50,000,000 or (B) if the Applicable Rating Level is Level III, U.S.$25,000,000; and

         (g) the sale, transfer or other disposition in one or more transactions of Property constituting either Equity Interests in Restricted Subsidiaries or Properties which are Borrowing Base Properties, PROVIDED that if the aggregate fair market value of such Property so sold, transferred or disposed of during the period since the most recent redetermination of the Global Borrowing Base shall exceed 10% of the amount of the then current Borrowing Base, then the Borrowing Base shall be reduced by an amount equal to value assigned such asset in the most recently prepared Reserve Reports (or if such no such value was assigned, by an amount to be agreed upon by Borrower and the Technical Lenders).

         SECTION 7.6. SALE AND LEASEBACK TRANSACTIONS. Except to the extent permitted by SECTION 7.1 and SECTION 7.2, Borrower will not, and will not permit any Loan Party to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         SECTION 7.7. HEDGING AGREEMENTS.

         (a) Except as otherwise permitted by SECTION 7.12, at no time shall Borrower, its Restricted Subsidiaries and Producers Marketing have (i) Hedging Agreements relating to crude oil in place with respect to more than 75% of crude oil Hydrocarbon production from the "proved developed producing oil and gas reserves" (as defined in the standards and guidelines of the U.S. Securities and Exchange Commission) or (i) Hedging Agreements relating to natural gas in place with respect to more than 75% of natural gas Hydrocarbon production from the "proved developed producing oil and gas reserves" (as defined in the standards and guidelines of the U.S. Securities and Exchange Commission), in either case which are attributable to the Hydrocarbon Interests of Borrower and its Restricted Subsidiaries as set forth in the most recently delivered Reserve Report.



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


         (b) Except as otherwise permitted by SECTION 7.12, Borrower will not, and will not permit any Loan Party to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         SECTION 7.8. RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS.

         (a) Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) any Restricted Subsidiary may pay dividends to Borrower or any Restricted Subsidiary, and (ii) Borrower may make Restricted Payments provided that (A) such Restricted Payments are in shares of common stock or other Equity Interests of Borrower and (B) if such Restricted Payments are in cash or of Property not constituting Equity Interests, then the aggregate amount of all such dividends shall not exceed (in cash or fair market value of Property) an amount equal to the sum of (1) U.S.$30,000,000, PLUS (2) 50% of the net income of Borrower and its Restricted Subsidiaries on a consolidated basis for the period commencing October 1, 2000 to and including the last day of the most recently ended fiscal quarter for which financial statements have been delivered under Section 5.1 taken as a single accounting period (provided that in no event shall the amount under this clause (2) be less than U.S.$0.00), PLUS (3) 50% of the net cash proceeds (which for purposes of this clause (3) will mean net of any proceeds used to repay, repurchase or redeem Subordinated Indebtedness under
SECTION 7.8(b)(iv)) received by Borrower from any sale of Equity Interests after the Global Effective Date, LESS (4) an amount equal to the amount of Subordinated Indebtedness repaid, redeemed or purchased under SECTION 7.8(b)(iii). For the purpose of this SECTION 7.8(a), consolidated net income of Borrower and its Restricted Subsidiaries on a consolidated basis shall exclude the following non-cash items (provided that the same shall be included when they become cash items): (x) any impairment of Properties for accounting purposes under a ceiling test adjustment, (y) any extraordinary item or (z) any gain attributable to a change in accounting method which, at the time of recognition in the financial statements of Borrower and its Restricted Subsidiaries is not a cash item. To the extent future cash payments are made or received with respect to a change in accounting method and such payment is not otherwise included in the computation of consolidated net income for such period, consolidated net income shall be reduced or increased by the amount of such cash payment or receipt.

         (b) Borrower will not, and will not permit any Restricted Subsidiary to, pay, prepay, purchase, retire, redeem, defease or acquire any Subordinated Indebtedness; PROVIDED that Borrower may (i) make regularly scheduled payments of principal and interest on the Subordinated Indebtedness as and when due, (ii) offer to purchase and purchase or prepay any Subordinated Indebtedness to the extent required to comply with the terms of the Subordinated Indebtedness Document, (iii) repay, redeem or purchase any Subordinated Indebtedness to the extent the Borrower could make a Restricted Payment under SECTION 7.8(a) and
(iv) purchase any Subordinated Indebtedness with the proceeds of any sale of Equity Interests or Refinancing Indebtedness.

         SECTION 7.9. TRANSACTIONS WITH AFFILIATES. Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any Property or assets to, or purchase, lease or otherwise acquire any Property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business and that are at prices and on terms and conditions not less favorable to Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among Borrower and the Restricted Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by SECTION 7.8, and (d) any Investment permitted by SECTION 7.4.

         SECTION 7.10. RESTRICTIVE AGREEMENTS. Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits or restricts (a) the ability of Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien in favor of the Global Administrative Agent and/or the Canadian Administrative Agent for the benefit of the Combined Lenders upon any of its Property, or (b) the ability of any Restricted Subsidiary to make Restricted Payments to Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of Borrower or any other Restricted Subsidiary; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Combined Loan Document or Subordinated Indebtedness Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date of this Agreement identified on SCHEDULE 7.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, PROVIDED such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) CLAUSE (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or other obligations permitted by this Agreement if such restrictions or conditions apply only to the Property or assets securing such Indebtedness or other obligation, and (v) CLAUSE (a) of the foregoing shall not apply to customary provisions in leases or other agreements restricting the assignment thereof.

         SECTION 7.11. SUBORDINATED INDEBTEDNESS. Borrower will not amend or modify the terms of subordination contained in any of the Subordinated Indebtedness Documents or otherwise shorten the maturity or average life, or increase the interest payable on, any of the Subordinated Indebtedness.

         SECTION 7.12. SPECIAL COVENANTS WITH RESPECT TO PRODUCERS MARKETING AND 3189503.

         (a) Borrower will not permit Producers Marketing to amend in any material respect the written policy with respect to its gas marketing activities previously delivered to the Lenders without the consent of the Global Administrative Agent and the Required Lenders.

         (b) Except for hedged positions that are closed out with contracts with Canadian Forest regarding the physical delivery of Hydrocarbons, Borrower will not permit the Net Liabilities for all

Hedging Agreements entered into by Producers Marketing to be less than a negative U.S.$100,000 at any time.

         (c) Borrower shall cause Producers Marketing to at all times comply with the terms and provisions of the Hedging Policy and shall not permit Producers Marketing to amend or otherwise modify the Hedging Policy in a manner that would be adverse to the interests of the Combined Agents or the Combined Lenders without the consent of the Required Lenders.

         (d) Borrower will not permit 3189503 to undertake any actions or Investments except that 3189503 shall be permitted (i) to act as a holding company for the ownership interests in Canadian Forest, (ii) to hold intercompany notes from Canadian Forest, and (iii) take other actions and hold other investments incidental to acting as a holding company for the ownership interests in Canadian Forest.

         SECTION 7.13. NO ACTION TO AFFECT SECURITY DOCUMENTS. Except for transactions expressly permitted hereby, Borrower shall not, and shall not permit any of its Subsidiaries to, do anything to adversely affect the priority of the Security Documents given or to be given in respect of the obligations of Borrower hereunder.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 8.1 shall constitute an "EVENT OF DEFAULT":

         (a) NON-PAYMENT OF OBLIGATIONS. Any Loan Party shall default in the payment or prepayment when due of any principal of any Loan or of any reimbursement obligation with respect to any Letter of Credit; or Borrower shall default in the payment when due of any interest, fee or of any other obligation hereunder or under any other Loan Document and such default continues for a period of three (3) Business Days.

         (b) BREACH OF WARRANTY. Any representation or warranty of any Loan Party made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of any Loan Party to the Global Administrative Agent, any other Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be false or misleading when made in any material respect.

         (c) NON-PERFORMANCE OF COVENANTS AND OBLIGATIONS. Any Loan Party shall default in the due performance and observance of any of its obligations under SECTIONS 5.2, 5.11, or 5.15, or under ARTICLE VI or VII.

         (d) NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Loan Party shall default in the due performance and observance of any other agreement contained herein or in any other Loan

Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to Borrower by the Global Administrative Agent or the Required Lenders.

         (e) DEFAULT ON OTHER INDEBTEDNESS. Any Loan Party shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating U.S.$15,000,000 or more, or in the payment when due of U.S.$5,000,000 or more in the aggregate under one or more Hedging Agreements; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity.

         (f) PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan: (i) the institution of any steps by Borrower, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, Borrower or any ERISA Affiliate could reasonably expect to incur a liability or obligation to such Pension Plan, which could reasonably be expected to have a Material Adverse Effect; or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under
Section 302(f) of ERISA to the extent such action could reasonably be expected to have a Material Adverse Effect.

         (g) BANKRUPTCY AND INSOLVENCY. Any Loan Party shall (i) generally fail to pay, or admit in writing its inability or unwillingness to generally pay, debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, receiver and manager, sequestrator or other custodian for any Loan Party, or any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, receiver and manager, sequestrator or other custodian for any Loan Party, or for a substantial part of the property of any thereof, and such trustee, receiver, receiver and manager, sequestrator or other custodian shall not be discharged within 60 days, provided that each Loan Party hereby expressly authorizes the Global Administrative Agent to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend the rights of the Combined Lenders under the Loan Documents; (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law (including the Bankruptcy and Insolvency Act (Canada)), or any dissolution, winding up or liquidation proceeding, in respect of any Loan Party, and, if any such case or proceeding is not commenced by such Loan Party, such case or proceeding shall be consented to or acquiesced in by such Loan Party or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each Loan Party hereby expressly authorizes the Global Administrative Agent to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend the rights of the Combined Lenders under the Loan Documents; or (v) take any corporate or partnership action authorizing, or in furtherance of, any of the foregoing.




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


         (h) JUDGMENTS. One or more judgments or orders for the payment of money in excess of U.S.$5,000,000 in the aggregate (exclusive of amounts fully covered by valid and collectible insurance in respect thereof subject to customary deductibles or fully covered by an indemnity with respect thereto reasonably acceptable to the Required Lenders) shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) such judgment shall have become final and non-appealable and shall have remained outstanding for a period of 60 consecutive days.

         (i) CHANGE IN CONTROL. Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act, as amended) other than the Permitted Holders shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act, as amended) of 33-1/3% or more of the outstanding shares of common stock of Borrower.

         (j) FAILURE OF LIENS. The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Global Administrative Agent or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Loan Party.

         (k) EVENT OF DEFAULT UNDER CANADIAN LOAN DOCUMENTS. Any "Event of Default" as defined in the Canadian Loan Documents shall occur; PROVIDED that the occurrence of a "Default" as defined in the Canadian Loan Documents shall constitute a Default under this Agreement; PROVIDED FURTHER that if such "Default" or "Event of Default" is cured or waived under the Canadian Loan Documents, as applicable, then such "Default" or `Event of Default" shall no longer constitute a Default or an Event of Default, respectively, under this Agreement.

         SECTION 8.2. ACTION IF BANKRUPTCY. If any Event of Default described in
SECTION 8.1(G) with respect to Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other obligations hereunder shall automatically be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby expressly waived by Borrower and its Subsidiaries. Without limiting the foregoing, the Agents and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.

         SECTION 8.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in SECTION 8.1(g)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Required Lenders, may, by notice to Borrower declare (a) the Commitments (if not theretofore terminated) to be terminated and/or (b) all of the outstanding principal amount of the Loans and all other obligations hereunder to be due and payable, whereupon the Commitments shall terminate and the full unpaid amount of such Loans and other obligations shall be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby waived by Borrower and its Subsidiaries. Without limiting the foregoing, the Agents and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.

                                   ARTICLE IX
                                     AGENTS

         Each of the Lenders, the Issuing Banks and the other Agents hereby irrevocably appoints The Chase Manhattan Bank as the Global Administrative Agent, Bank of America, N.A. as U.S. Syndication Agent, Citibank, N.A. as U.S. Documentation Agent, and The Chase Manhattan Bank, Bank of America, N.A. and Citibank, N.A. as Technical Lenders, and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         Any bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

         The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) each Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise following its receipt of written instructions from the Required Lenders (or such other number or percentage of the Combined Lenders as shall be necessary under the circumstances as provided in SECTION 10.2), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Related Parties in any capacity. Each Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Combined Lenders as shall be necessary under the circumstances as provided in SECTION 10.2) or in the absence of its own gross negligence or wilful misconduct; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE AGENTS BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by Borrower or a Lender, and such Agent shall not be responsible for or have


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

any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

         The Global Administrative Agent and the other Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Global Administrative Agent and the other Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Global Administrative Agent and the other Agents may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         Any Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

         Subject to the appointment and acceptance of a successor Global Administrative Agent as provided in this paragraph, the Global Administrative Agent may resign at any time by notifying the Combined Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Global Administrative Agent gives notice of its resignation, then the retiring Global Administrative Agent may, on behalf of the Combined Lenders and the Issuing Banks, appoint a successor Global Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Global Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Global Administrative Agent, and the retiring Global Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under SECTION 10.12). The fees payable by Borrower to a successor Global Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Global Administrative Agent's resignation hereunder, the provisions of this Article and SECTION 10.3 shall continue in effect for the benefit of


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

such retiring Global Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Global Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the Intercreditor Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         Each of the Lenders, for itself and on behalf of any of its Affiliates, and the Issuing Banks hereby irrevocably appoints the Global Administrative Agent to act as its agent under the Intercreditor Agreement and authorizes the Global Administrative Agent to execute the Intercreditor Agent on its behalf and to take such actions on its behalf and to exercise such powers as are delegated to the Global Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.1. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) IF TO BORROWER, TO:

                    Forest Oil Corporation
                    1600 Broadway
                    Suite 2200
                    Denver, Colorado 80202
                    Attention:  Donald H.  Stevens, Vice President and Treasurer
                    Telephone:  303-812-1400
                    Facsimile:  303-812-1510




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


         (b) IF TO THE GLOBAL ADMINISTRATIVE AGENT, TO:
             -----------------------------------------

                                The Chase Manhattan Bank
                                Loan and Agency Services
                                One Chase Manhattan Plaza, 8th floor
                                New York, NY 10081
                                Attention:  Michael Cerniglia
                                Telephone:  212-552-7906
                                Facsimile:  212-552-5777

             with a copy to:

                                The Chase Manhattan Bank
                                Global Oil & Gas Group
                                600 Travis, 20th Floor
                                Houston, Texas 77002
                                Attention:  Peter Licalzi
                                Telephone:  713-216-8869
                                Facsimile:  713-216-4117

             and, with respect to non-Borrowing related matters, with a copy to:

                                The Chase Manhattan Bank
                                Global Oil & Gas Group
                                600 Travis, 20th Floor
                                Houston, Texas 77002
                                Attention:  Robert Mertensotto
                                Telephone:  713-216-4147
                                Facsimile:  713-216-8870

         (c) if to the Syndication Agent:

                                Bank of America, N.A.
                                333 Clay Street, Suite 4550
                                Houston, TX  77002
                                Attention:  Tracey S. Barclay
                                Telephone:  (713) 651-4891
                                Facsimile:  (713) 651-4807

         (d) if to the Documentation Agent:

                                Citibank, N.A.
                                399 Park Avenue, 4th Floor, Zone 4

                                New York, NY  10043
                                Attention:  Greg Morzano
                                Telephone:  (212) 559-1536
                                Facsimile:  (212) 832-9857

         (e) if to any other Lender, to it at its address (or telecopy number) provided to the Global Administrative Agent and Borrower or as set forth in its Administrative Questionnaire; and

         (f) if to any Canadian Lender, to it at its address (or telecopy number) provided to the Canadian Administrative Agent and Canadian Borrower or as set forth in its "Administrative Questionnaire" as defined in the Canadian Credit Agreement.

         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 10.2. WAIVERS; AMENDMENTS.

         (a) No failure or delay by the Global Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Global Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by PARAGRAPH (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Global Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.


         (b) Neither this Agreement nor any of the Combined Loan Documents nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or by Borrower and the Global Administrative Agent with the consent of the Required Lenders, or, in the case of any other Combined Loan Document, pursuant to an agreement or agreements in writing entered into by the relevant Loan Parties thereto and the Required Lenders or by the relevant Loan Parties thereto and the Global Administrative Agent with the consent of the Required Lenders; PROVIDED that the same waiver, amendment or modification is requested by Borrower in connection with each of the Combined Credit Agreements; and PROVIDED FURTHER that


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

no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change SECTION 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this SECTION 10.2, SECTION 2.7, 2.10 or the definition of "Required Lenders" or "Borrowing Base Required Lenders" or any other provision of any Combined Loan Document specifying the number or percentage of Lenders, Canadian Lenders or Combined Lenders required to determine or redetermine the Global Borrowing Base, the Allocated U.S. Borrowing Base or the Allocated Canadian Borrowing Base or required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Combined Lender, (vi) release any Loan Party from its Guaranty (except as expressly provided in such Guaranty), or limit its liability in respect of such Guaranty, without the written consent of each Combined Lender, or (vii) except as expressly provided herein, in the Intercreditor Agreement or in the Security Documents (as defined herein and in the Canadian Credit Agreement), release all or any part of the Collateral from the Liens of the Security Documents (as defined herein and in the Canadian Credit Agreement), without the written consent of each Combined Lender; PROVIDED FURTHER that no such agreement shall amend, waive, modify or otherwise affect the rights or duties of any Agent (as defined herein and in the Canadian Credit Agreement) or any Issuing Bank (as defined herein and in the Canadian Credit Agreement) without the prior written consent of such Agent (as defined herein and in the Canadian Credit Agreement) or any Issuing Bank (as defined herein and in the Canadian Credit Agreement), as the case may be; PROVIDED FURTHER that the Global Administrative Agent shall have the right to execute and deliver any release of Lien (or other similar instrument) without the consent of any Lender to the extent such release is required to permit Borrower or a Restricted Subsidiary to consummate a transaction permitted by this Agreement or the other Combined Loan Documents.

         SECTION 10.3. EXPENSES; INDEMNITY; DAMAGE WAIVER.

         (a) Borrower shall pay (i) all legal, printing, recording, syndication, travel, advertising and other reasonable out-of-pocket expenses incurred by the Agents, the Arranger and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents and the Arranger, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement, the Loan Documents and each other document or instrument relevant to this Agreement or the Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by an Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) the filing, recording, refiling or rerecording of the Mortgages, the Security Agreements, the Pledge Agreements and the other Security Documents and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to, and all releases and terminations of, any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgages, the Security Agreements, the Pledge Agreements and the other Security Documents, and (iv) all out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) Borrower shall indemnify the Agents, each Issuing Bank, the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity and release shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (IT BEING UNDERSTOOD THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE INDEMNITEES BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL).

         (c) To the extent that Borrower fails to pay any amount required to be paid by Borrower to the Global Administrative Agent or an Issuing Bank under PARAGRAPH (a) or (b) of this Section, each Lender severally agrees to pay to the Global Administrative Agent or such Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Global Administrative Agent or such Issuing Bank in its capacity as such.

         (d) To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.

         SECTION 10.4. SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Global Administrative Agent, each Issuing Bank and each Combined Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Global Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of Borrower and the Global Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Banks) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Global Administrative Agent) shall be in increments of U.S.$1,000,000 and not less than U.S.$5,000,000 unless each of Borrower and the Global Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of its Commitments or Loans in conformity with the Intercreditor

Agreement, (iv) the parties to each assignment shall execute and deliver to the Global Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of U.S.$3,500, (v) the assignee, if it shall not be a Lender, shall deliver to the Global Administrative Agent an Administrative Questionnaire, and (vi) after giving effect to any assignment hereunder, the assigning Lender shall have a Commitment of at least U.S.$5,000,000 unless each of Borrower and the Global Administrative Agent otherwise consents; and PROVIDED FURTHER that any consent of Borrower otherwise required under this paragraph shall not be required if an Event of Default under SECTION 8.1 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.15, 2.16, 2.17, 2.18, 2.20 and 10.3 and be subject to the terms of SECTION 10.12). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) The Global Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and Borrower, the Global Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by PARAGRAPH
(b) of this Section, the Global Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register and will provide prompt written notice to Borrower of the effectiveness of such assignment. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of Borrower, the Global Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, the Global Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the second proviso to SECTION 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 10.8 and 10.12 as though it were a Lender, provided such Participant agrees to be subject to SECTION 2.18(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under SECTION 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.17 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with SECTION 2.17(e) as though it were a Lender.

         (g) Any Lender may at any time pledge or assign a Lien in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, in the case of a Lender organized in a jurisdiction outside of the United States, a comparable Person, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 10.5. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank, the Arranger or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of SECTIONS 2.15, 2.16, 2.17, 2.18, 2.20, 10.3 and 10.12 and ARTICLE IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 10.6. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in SECTION 4.1, this Agreement shall become effective when it shall have been executed by the Global Administrative Agent and when the Global Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.7. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 10.8. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each of the Agents, the Issuing Banks, the Lenders and their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Borrower or any of its Restricted Subsidiaries against any and all the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; PROVIDED, HOWEVER, that any such set-off and application shall be subject to the provisions of SECTION 2.18. As security for such obligations, Borrower hereby grants to the Agents, each Issuing Bank and each Lender a continuing security interest in any and all balances, credits, deposits, accounts or moneys of Borrower and its Restricted Subsidiaries then or thereafter maintained with any of the Agents, such Issuing Bank and such Lenders. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 10.9. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
PROCESS.

         (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (b) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

         (c) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. NOTHING

IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 10.12. CONFIDENTIALITY. Each of the Agents, the Issuing Banks, and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedging Agreement, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by any Person or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Borrower or any of its Affiliates. For the purposes of this Section, "INFORMATION" means all information received from Borrower or its Affiliate relating to Borrower and its Subsidiaries or their business, other than any such information that is available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Borrower or any of its Affiliates; PROVIDED that, in the case of information received from Borrower after the date of this Agreement, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 10.13. INTEREST RATE LIMITATION. It is the intention of the parties hereto to conform strictly to applicable interest, usury and criminal laws and, anything herein to the contrary notwithstanding, the obligations of Borrower and the Guarantors to a Lender, any Issuing Bank or any Agent under this Agreement or any Loan Document shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender, such Issuing Bank or Agent limiting rates of interest which may be charged or collected by such Lender, such Issuing Bank or Agent. Accordingly, if the transactions contemplated hereby or thereby would be illegal, unenforceable, usurious or criminal under laws applicable to a Lender, any Issuing Bank or any Agent (including the laws of any jurisdiction whose laws may be mandatorily applicable to such Lender or Agent notwithstanding anything to the contrary in this Agreement or any other Loan Document then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is agreed as follows:

                  (i) the provisions of this Section shall govern and control;

                  (ii) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under this Agreement or any Loan Document or otherwise in connection with this Agreement or any Loan Document by such Lender, such Issuing Bank or such Agent shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to each Lender, each Issuing Bank and the Agents herein called the "HIGHEST LAWFUL RATE"), and any excess shall be cancelled automatically and if theretofore paid shall be credited to Borrower by such Lender, such Issuing Bank or such Agent (or, if such consideration shall have been paid in full, such excess refunded to Borrower);

                  (iii) all sums paid, or agreed to be paid, to such Lender, such Issuing Bank or such Agent for the use, forbearance and detention of the indebtedness of Borrower to such Lender, such Issuing Bank or such Agent hereunder or under any Loan Document shall, to the extent permitted by laws applicable to such Lender, such Issuing Bank or such Agent, as the case may be, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

                  (iv) if at any time the interest provided pursuant to this Section or any other clause of this Agreement or any other Loan Document, together with any other fees or compensation payable pursuant to this Agreement or any other Loan Document and deemed interest under laws applicable to such Lender, such Issuing Bank or such Agent, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees or compensation to accrue to such Lender, such Issuing Bank or such Agent pursuant to this Agreement or such other Loan Document shall be limited, notwithstanding anything to the contrary in this Agreement or any other Loan Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender, such Issuing Bank or such Agent pursuant to this Agreement or such other Loan Document below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement or such other Loan Document, as the case may be, and such fees or compensation deemed to be interest equals the amount of interest which would have accrued to such Lender or Agent if a varying rate PER ANNUM equal to the interest provided pursuant to any other relevant Section hereof (other than this Section) or thereof, as applicable, had at all times been in effect, PLUS the amount of fees which would have been received but for the effect of this Section; and

                  (v) with the intent that the rate of interest herein shall at all times be lawful, and if the receipt of any funds owing hereunder or under any other agreement related hereto (including any of the other Loan Documents) by such Lender, such Issuing Bank or such Agent would cause such Lender to charge Borrower a criminal rate of interest, the Lenders, the Issuing Banks and the Agents agree that they will not require the payment or receipt thereof or a portion thereof which would cause a criminal rate of interest to be charged by such Lender, such Issuing Bank or such Agent, as applicable, and if received such affected Lender, such Issuing Bank or Agent will return such funds to Borrower so that the rate of interest paid by Borrower shall not exceed a criminal rate of interest from the date this Agreement was entered into.

         SECTION 10.14. COLLATERAL MATTERS; HEDGING AGREEMENTS. The benefit of the Security Documents and of the provisions of this Agreement relating to the Collateral shall also extend to and be available to those Lenders or their Affiliates which are counterparties to the Hedging Agreements on a pro rata basis in respect of any obligations of Borrower or any of its Restricted Subsidiaries which arise under any Hedging Agreement that is in effect at such time as such Person (or its Affiliate) is a Lender, but only while such Person or its Affiliate is a Lender.

         SECTION 10.15. ARRANGER; U.S. DOCUMENTATION AGENT; U.S. SYNDICATION AGENT. None of the Persons identified on the facing page or the signature pages of this Agreement as the "Sole Book Manager and Lead Arranger" or "U.S. Documentation Agent" or the "U.S. Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than, except in the case of the Arranger, those applicable to all Lenders as such. Without limiting the foregoing, none of the Arranger, the U.S. Documentation Agent or the U.S. Syndication Agent shall have or be deemed to have any fiduciary relationship with any Lender or Borrower or any of its Subsidiaries. Borrower and each Lender acknowledges that it has not relied, and will not rely, on any of the Arranger, the U.S. Documentation Agent or U.S. Syndication Agent in deciding to enter into this Agreement or in taking or not taking any action hereunder or under the Loan Documents.

         SECTION 10.16. INTERCREDITOR AGREEMENT; SECURITY DOCUMENTS. For so long as the Intercreditor Agreement shall be in effect, the terms and conditions of this Agreement and the other Loan Documents are subject to the terms of the Intercreditor Agreement. In the event of any inconsistency between this Agreement or any other Loan Document and the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control. In the event of any inconsistency between this Agreement and the terms of any other Loan Document, this Agreement shall control.

         SECTION 10.17. STATUS AS SENIOR INDEBTEDNESS. The Loans are "Designated Senior Indebtedness" under the Subordinated Indebtedness Documents governing the Subordinated Indebtedness-8-3/4 Senior Subordinated Notes and Subordinated Indebtedness - 10-1/2 Senior Subordinated Notes.

         SECTION 10.18. NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             FOREST OIL CORPORATION


                             By: /s/ DONALD H. STEVENS
                                 -----------------------------------------------
                             Name: Donald H. Stevens
                             Title: Vice President and Treasurer







                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             THE CHASE MANHATTAN BANK, as Global Administrative Agent and as a Lender


                             By: /s/ ROBERT C. MERTENSOTTO
                                 -----------------------------------------------
                             Name: Robert C. Mertensotto
                             Title:   Managing Director






                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             BANK OF AMERICA, N.A., as U.S. Syndication Agent and as a Lender


                             By: /s/ TRACEY S. BARCLAY
                                 -----------------------------------------------
                             Name: Tracey S. Barclay
                             Title:   Principal







                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             CITIBANK, N.A., as U.S. Documentation Agent and as a Lender


                             By: /s/ GREGORY S. MORZANO
                                 -----------------------------------------------
                             Name: Gregory S. Morzano
                             Title:   Vice President







                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             BANK OF MONTREAL, as a Lender


                             By: /s/ MELISSA BAUMAN
                                 -----------------------------------------------
                             Name: Melissa Bauman
                             Title:   Director







                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             TORONTO DOMINION (TEXAS), INC., as a Lender


                             By: /s/ AZAR S. AZARPOUR
                                 -----------------------------------------------
                             Name: Azar S. Azarpour
                             Title:   Vice President






                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             ABN AMRO BANK N.V., as a Lender


                             By: /s/ RODNEY D. KUBICEK
                                 -----------------------------------------------
                             Name: Rodney D. Kubicek
                             Title:   Vice President

                             By: /s/ JAMIE A. CONN
                                 -----------------------------------------------
                             Name: Jamie A. Conn
                             Title:   Vice President







                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             BANK OF SCOTLAND, as a Lender


                             By: /s/ JOSEPH FRATUS
                                 -----------------------------------------------
                             Name: Joseph Fratus
                             Title:   Vice President





                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             BANK ONE, NA (Main Office Chicago), as a Lender


                             By: /s/ CARL E. SKOOG
                                 -----------------------------------------------
                             Name: Carl E. Skoog
                             Title:   Vice President






                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             CHRISTIANIA BANK OG KREDITKASSE,
                             ASA NEW YORK BRANCH, as a Lender


                             By: /s/ PETER M. DODGE
                                 -----------------------------------------------
                             Name: Peter M. Dodge
                             Title:   Senior Vice President

                             By: /s/ CARL PETTER SVENDSEN
                                 -----------------------------------------------
                             Name: Carl Petter Svendsen
                             Title:   Senior Vice President





                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             FORTIS CAPITAL CORP., as a Lender


                             By: /s/ DARRELL W. HOLLEY
                                 -----------------------------------------------
                             Name: Darrell W. Holley
                             Title:   Managing Director

                             By: /s/ CHRISTOPHER S. PARADA
                                 -----------------------------------------------
                             Name: Christopher S. Prada
                             Title:   Vice President






                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             U.S. BANK NATIONAL ASSOCIATION, as a Lender


                             By: /s/ CAROLINE M. McCLURG
                                 -----------------------------------------------
                             Name: Caroline M. McClurg
                             Title:   Vice President





                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                              BNP PARIBAS, as a Lender


                             By: /s/ BARICH D. SCHCREST
                                 -----------------------------------------------
                             Name: Barich D. Schcrest
                             Title:   Managing Director

                             By: /s/ A. DAVID DODD
                                 -----------------------------------------------
                             Name: A. David Dodd
                             Title:   Vice President







                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             CREDIT AGRICOLE INDOSUEZ, as a Lender


                             By: /s/ PATRICK COCQUEREL
                                 -----------------------------------------------
                             Name: Patrick Cocquerel
                             Title:   FVP, Managing Director


                             By: /s/ DOUGLAS A. WHIDDON
                                 -----------------------------------------------
                             Name: Douglas A. Whiddon
                             Title:   Vice President






                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             CREDIT SUISSE FIRST BOSTON, as a Lender


                             By: /s/ JAMES P. MORAN
                                 -----------------------------------------------
                             Name: James P. Moran
                             Title:   Director

                             By: /s/ WILLIAM S. LUTKINS
                                 -----------------------------------------------
                             Name: William S. Lutkins
                             Title:    Vice President









                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender


                             By: /s/ JANE S. REICHLE
                                 -----------------------------------------------
                             Name: Jane S. Reichle
                             Title:   Manager - Operations





                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             THE FUJI BANK, LIMITED, as Lender


                             By: /s/ MASATOSHI ABE
                                 -----------------------------------------------
                             Name: Masatoshi Abe
                             Title:   Vice President and Manager







                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             THE BANK OF NEW YORK, as a Lender


                             By: /s/ PETER W. KELLER
                                 -----------------------------------------------
                             Name: Peter W. Keller
                             Title:   Vice President









                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             HIBERNIA NATIONAL BANK, as a Lender


                             By: /s/ SPENCER GAGNET
                                 -----------------------------------------------
                             Name: Spencer Gagnet
                             Title:   Senior Vice President








                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH, as a Lender


                             By: /s/ MICHAEL N. OAKES
                                 -----------------------------------------------
                             Name: Michael N. Oakes
                             Title:   Senior Vice President, Houston Office








                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             THE SANWA BANK, LIMITED, as a Lender


                             By: /s/ RYOICHI KONISHI
                                 -----------------------------------------------
                             Name: Ryoichi Konishi
                             Title:   Assistant Vice President








                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             SOCIETE GENERALE, SOUTHWEST AGENCY, as a Lender


                             By: /s/ PAUL E. CORNELL
                                 -----------------------------------------------
                             Name: Paul E. Cornell
                             Title:   Managing Director









                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             ING (U.S.)  CAPITAL LLC, as a Lender


                             By: /s/ FRANK FERRARA
                                 -----------------------------------------------
                             Name: Frank Ferrara
                             Title:   Vice President








                   [SIGNATURE PAGE TO U.S. CREDIT AGREEMENT]

                             Exhibit A-1 - Page 1